SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

TRONOX INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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April 4, 2008

Dear Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to the 2008 Annual Meeting of Stockholders of Tronox Incorporated, which will be held at 10:00 a.m., local time, on Wednesday, May 14, 2008, in the Ronald J. Norick Downtown Library, Fourth Floor, 300 Park Avenue, Oklahoma City, Oklahoma 73102.

Attached is the Notice of Meeting and Proxy Statement, which describes in detail the matters on which you are being asked to vote. Also enclosed is Tronox’s 2007 Annual Report on Form 10-K.

Your vote is important no matter how many shares you own. Regardless of whether you plan to attend the meeting, I encourage you to promptly vote by Internet or complete and return the enclosed proxy card to ensure that your shares will be represented at the meeting.

Sincerely,

Thomas W. Adams, Chairman and Chief Executive Officer

April 4, 2008

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the 2008 Annual Meeting of Stockholders of Tronox Incorporated (the “Company”) will be held at 10:00 a.m., local time, on Wednesday, May 14, 2008, at the Ronald J. Norick Downtown Library, Fourth Floor, 300 Park Avenue, Oklahoma City, Oklahoma 73102.

At the meeting, our stockholders will be asked to:

1.	Elect two Class III directors to our Board of Directors for a term of three years, expiring at the 2011 annual meeting of stockholders;

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm; and

3.	Transact such other business as may properly come before the annual meeting or any adjournments thereof.

These matters are described in detail in the attached Proxy Statement. The Board unanimously recommends a vote “FOR” each of Items 1 and 2.

Holders of the Company’s Class A common stock and Class B common stock at the close of business on March 20, 2008, are entitled to receive notice of and to vote at the meeting.

It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please vote your shares as soon as possible.

By Order of the Board of Directors,

Michael J. Foster Vice President, General Counsel and Secretary

TRONOX INCORPORATED

One Leadership Square, Suite 300

211 N. Robinson

Oklahoma City, Oklahoma 73102

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING THE ANNUAL MEETING

General

Tronox Incorporated (referred to hereafter as “we,” “us” or “Company”) is delivering this Proxy Statement to the holders of our Class A common stock and Class B common stock in connection with the solicitation by our Board of Directors of proxies to be voted at the 2008 Annual Meeting of Stockholders at 10:00 a.m., local time, on Wednesday, May 14, 2008, at the Ronald J. Norick Downtown Library, Fourth Floor, 300 Park Avenue, Oklahoma City, Oklahoma 73102. We are first mailing this Proxy Statement and the accompanying form of proxy, Notice of Annual Meeting and Annual Report on Form 10-K to our stockholders on or about April 4, 2008.

Matters to be Voted Upon at the Annual Meeting

Three items of business are scheduled for the 2008 Annual Meeting, as follows:

1.	to elect two Class III directors to our Board of Directors for a term of three years, expiring at the 2011 annual meeting of stockholders;

2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

3.	to transact such other business as may properly come before the annual meeting or any adjournments thereof.

The Board unanimously recommends a vote “FOR” each of Items 1 and 2.

Record Date; Shares Entitled to Vote

The Board set the close of business on March 20, 2008, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to six votes at the annual meeting. As of the record date, there were 18,760,108 shares of our Class A common stock and 22,889,431 shares of our Class B common stock outstanding. The number of shares outstanding does not include treasury stock, which will not be voted.

Quorum

The presence, either in person or by proxy, of a majority of the voting power of our Class A common stock and Class B common stock, voting together as a single class, constitutes a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the annual meeting for purposes of determining whether a quorum exists.

Broker Non-Votes

A “broker non-vote” occurs when a broker who holds shares in “street name” for a customer does not receive voting instructions from the customer and does not otherwise have the power to vote on a matter without such instructions. Brokers are precluded from exercising voter discretion with respect to the approval of non-routine matters. The election of directors and the ratification of the appointment of independent registered public accounting firm are each considered routine matters, and therefore, brokers will have discretionary authority to vote shares of our Class A and Class B common stock held in street name if the beneficial owners of those shares fail to give them voting instructions.

Vote Required

The election of directors requires the affirmative vote of a plurality of the votes cast at the annual meeting. Abstentions and broker non-votes are not counted as votes cast at the annual meeting. Accordingly, the nominees receiving the highest number of “FOR” votes will be elected.

In all matters other than the election of directors, the affirmative vote of a majority of shares voting in person or by proxy is required for approval. With respect to such matters, we do not consider broker non-votes to be shares present in person or represented by proxy and, therefore, do not count broker non-votes as votes “FOR” or “AGAINST” any proposal. We do, however, consider abstentions to be shares present in person or represented by proxy, and, therefore, count abstentions as votes against the proposal.

Voting of Proxies

Shares represented by a properly executed proxy (in paper form or by Internet) that is received on or before the time of the annual meeting, and not subsequently revoked, will be voted at the annual meeting or any adjournment or postponement thereof in the manner directed on the proxy. Thomas W. Adams and Michael J. Foster have been designated by the Board as the directors’ proxies to represent you and vote your shares at the annual meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted (1) FOR the election of the nominees for director named in this Proxy Statement, (2) FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm, and (3) in accordance with the proxy holders’ best judgment as to any other business that may properly come before the annual meeting.

You may appoint proxies to vote your shares in one of two ways:

1.	by Internet, pursuant to the instructions on the enclosed proxy card; or

2.	by signing, dating and mailing the enclosed proxy card in the envelope provided.

You may revoke your proxy by attending the annual meeting and voting in person or by delivering a revocation, including a later-dated proxy to the Corporate Secretary on or before May 13, 2008.

Solicitation of Proxies

We will bear the costs of the solicitation of proxies, which may include the cost of preparing, printing and mailing the proxy materials. In addition, we will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock and obtain their voting instructions. We will reimburse those firms for their expenses in accordance with the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Proxies may be solicited, without additional compensation, by our directors, officers and employees by mail, personal interview, telephone, Internet, facsimile, advertisements in periodicals and postings on our website.

Item No. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board must consist of at least three directors, with the exact number to be fixed by the Board of Directors. The current number of directors on the Board is six. Our Certificate of Incorporation and our Bylaws divide the Board into three classes, with the term of each class expiring in consecutive years.

On the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated Messrs. David G. Birney and Bradley C. Richardson for election as Class III directors for a term of three years, expiring at the 2011 annual meeting of stockholders, and each until his successor is elected and qualified or until his earlier resignation or removal. The Board believes these incumbent directors standing for re-election are experienced and well qualified to direct our operations and business affairs and will represent the interests of the stockholders as a whole. Biographical and other information about the nominees are set forth in this Proxy Statement beginning on page 3 under “Director Information.”

The Board’s nominees have consented to serve, and we have no reason to believe the nominees will be unavailable.

Should either of the Board’s nominees become unavailable for any reason, the Board may (i) name a substitute nominee, in which case the proxy holders will have discretion to vote for or against such substitute nominee without regard to proxy instructions received with respect to the unavailable nominee, or (ii) reduce the number of directors constituting the full Board and thereby remove the election of either one or both Class III directors from the agenda of the annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DAVID G. BIRNEY AND BRADLEY C. RICHARDSON TO THE BOARD OF DIRECTORS AS CLASS III DIRECTORS.

DIRECTOR INFORMATION

The names of our directors as of the mailing of this Proxy Statement, and their respective ages and positions are as follows:

Name	Age	Position
Thomas W. Adams	47	Chairman of the Board, Chief Executive Officer and Class II Director
Jerome Adams	62	Class I Director
Robert D. Agdern	58	Class I Director
David G. Birney	64	Class III Director
Peter D. Kinnear	61	Class II Director
Bradley C. Richardson	49	Class III Director

Information about each director’s ownership of our common stock is contained on page 50 under the caption “Ownership of Stock of the Company-Directors and Management.” Information about director compensation is contained on page 44 under the caption “Director Compensation for the Year-Ended December 31, 2007.”

Set forth below is a description of the backgrounds of the directors and nominees for director. There are no family relationships among any of our executive officers, directors or nominees for director.

Thomas W. Adams

47, Chairman and Chief Executive Officer since March 2006; Chief Executive Officer and Director from September 2005 to March 2006; President of Tronox LLC from 2004 to 2005; Vice President and General

Manager of the Pigment Division from May to September 2004. Vice President of Strategic Planning and Business Development of Kerr-McGee Shared Services Company LLC from 2003 to 2004; Vice President of Acquisitions from March 2003 to September 2003; Vice President of Information Management and Technology from 2002 to 2003. Joined Sun Oil Co., predecessor of Oryx Energy Company, in 1982. Oryx and Kerr-McGee Corp. merged in 1999.

Jerome Adams

62, Director since 2006; Retired as Senior Vice President of Administration for BMC Software, Inc. in 2006; Senior Vice President of Administration from 2002 to 2006. General Manager of Corporate Resources and Services for Shell Oil Co. from 1999 to 2002; General Manager of Learning and Transformation Services and Director of the Shell Learning Center from 1995 to 1999.

Robert D. Agdern

58, Director since 2006; Founded Value Negotiation in 2002. Deputy General Counsel responsible for western hemisphere matters for BP PLC from 1999 to 2001. Associate General Counsel at Amoco Corporation responsible for corporate, chemical, and refining and marketing matters and special assignments from 1993 to 1998 (Amoco merged with British Petroleum in 1998 forming BP PLC). Member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg Graduate School of Business, Northwestern University.

David G. Birney

64, Director since 2006; Retired as President and Chief Executive Officer of Solvay America, Inc. in 2006; Chief Executive Officer of Solvay Chemicals from 2003 to 2006; President of Solvay Polymers Inc. from 1987 to 2001; Global Strategic Manager of Plastics based in Brussels from 1985 to 1987. Joined Solvay in 1978 as a Commercial Vice President. Director of A. Schulman, Inc. Mr. Birney is a nominee for Class III Director at the annual meeting.

Peter D. Kinnear, Lead Director

61, Director since 2005; President and Chief Executive Officer and member of the board of directors of FMC Technologies, Inc. since March 2007; President and Chief Operating Officer and member of the board of directors of FMC Technologies, Inc. from August 2006 to March 2007; President and Chief Operating Officer from February 2006 to March 2007; Executive Vice President from 2004 to 2006; Vice President from 2001 to 2004; Vice President of FMC Corp. from 2000 to 2001. Joined FMC in 1971. Member of Board of Directors of the Petroleum Equipment Suppliers Association, American Petroleum Institute’s Policy Committee and Board of Trustees of Spindletop International, a children’s charity.

Bradley C. Richardson

49, Director since 2005; Executive Vice President Corporate Strategy and Chief Financial Officer of Modine Manufacturing Co. since April 2008; Executive Vice President Finance and Chief Financial Officer from January 2006 to March 2008; Vice President Finance and Chief Financial Officer from 2003 to January 2006. Chief Financial Officer and Vice President of Performance Management and Control for the Worldwide Exploration and Production division at BP Amoco (now known as BP) from 2000 to 2003. Director of Brady Corporation. Mr. Richardson is a nominee for Class III Director at the annual meeting.

CORPORATE GOVERNANCE

Operations and Meetings

We expect all directors to attend all or substantially all Board meetings and meetings of the committees of the Board on which they serve. We also expect all directors to attend the Annual Meeting of Stockholders.

During 2007, the Board held 11 meetings. Each of our directors attended 75% or more of the aggregate number of meetings of the Board and of the committees of the Board on which he served during the time he was a director.

The Board’s operation and responsibilities are governed by our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for the Chief Executive Officer & Principal Financial Officers, charters for the Board’s standing committees (“Governance Documents”) and the laws of the State of Delaware. The Governance Documents are available on the “Corporate Governance” page of the “Investor Relations” section of our website at www.tronox.com. Additionally, you can request copies of any of these documents by writing to our Corporate Secretary at the following address:

Tronox Incorporated

One Leadership Square, Suite 300

211 North Robinson

Oklahoma City, OK 73102

Attn: Corporate Secretary

Director Independence

In determining independence under Sections 303A.02(a) and (b) of the NYSE corporate governance standards, the Board affirmatively determines, among other items, whether the directors have a “material relationship” with us or any of our subsidiaries pursuant to Section 303A.02(a) of the NYSE corporate governance standards. When assessing the “materiality” of a director’s relationship with us, if any, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. The Board considers the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to us as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable or familial, long-standing personal or social relationships. The Board has adopted categorical standards to assist it in determining whether a director has a material relationship with us and, accordingly, whether a director is independent. The standards can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.tronox.com.

Applying the independence standards set forth in Sections 303A.02(a) and (b) of the NYSE corporate governance standards, the Board has determined that Messrs. Jerome Adams, Agdern, Birney, Kinnear and Richardson are all independent directors and are otherwise free of any relationship that may likely interfere with the exercise of independent judgment. After due consideration, the Board has determined that none of these non-management directors have a material relationship with us or any of our subsidiaries (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us or any of our subsidiaries) and they all meet the criteria for independence under the NYSE corporate governance standards.

Board Committees

Standing committees of the Board include the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each of the Board’s committees has a written charter, which can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.tronox.com.

Audit Committee

The Audit Committee is comprised of Messrs. Jerome Adams, Agdern, Birney, Kinnear and Richardson (Chairman). The Audit Committee of the Board acts on behalf of the Board with respect to the engagement of our independent registered public accounting firm (also referred to herein as our independent auditors) and with respect to the authorization of all audit and other services provided to us by our internal and independent auditors. In addition, the Audit Committee assists the Board with the oversight of our financial statements, financial reporting process, systems of internal accounting and financial controls, disclosure controls and procedures, and compliance with legal and regulatory requirements. The Audit Committee also evaluates enterprise risk issues and the performance of internal and independent registered public accounting firm, among other things. The Audit Committee met four (4) times in 2007.

The Board has determined that each member of the Audit Committee satisfies the independence and other requirements for audit committee membership of Sections 303A.02, 303A.06 and 303A.07 of the NYSE corporate governance standards and Rule 10A-3 of the Exchange Act.

The Board has made the determination that Mr. Richardson is an “audit committee financial expert” as set forth in Item 407(d)(5) of Regulation S-K. The Board determined that Mr. Richardson acquired such attributes through his experience in preparing, auditing, analyzing or evaluating financial statements containing accounting issues as generally complex as our financial statements, or actively supervising one or more persons engaged in such activities, and his experience of overseeing or assessing the performance of companies and public accountants with respect to the preparation, auditing or evaluation of financial statements. The Board further determined that each member of the Audit Committee is “financially literate” and able to read and understand our financial statements. The report of the Audit Committee begins on page 46.

Compensation Committee

The Compensation Committee is comprised of Messrs. Jerome Adams (Chairman), Agdern, Birney, Kinnear and Richardson. The Compensation Committee met formally six (6) times and had numerous informal working sessions in 2007. The Compensation Committee assists the Board in fulfilling the Board’s oversight responsibilities with respect to:

•	compensating our executive officers and other key employees;

•	compensating our non-employee directors;

•	producing a compensation committee report required by the rules of the SEC to be included in our annual proxy statement; and

•	engaging in other matters, from time to time, as may be specifically delegated to the Compensation Committee by the Board.

The Board has determined that each member of the Compensation Committee satisfies the independence requirements of Rule 303A.02 of the NYSE corporate governance standards. Additionally, each member of the Compensation Committee qualifies as (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The report of the Compensation Committee begins on page 47.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the “Nominating Committee”) is comprised of Messrs. Jerome Adams, Agdern, Birney, Kinnear (Chairman) and Richardson. The Nominating Committee recommends to the Board nominees for election to the Board. The Nominating Committee makes its recommendations based on the Criteria for Nomination as a Director, which have been approved by the Board, and can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.tronox.com. The Board considers the following general criteria with respect to any potential nominee:

•

The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities and assist the Board in fulfilling its responsibilities.

•	Because a mix of viewpoints and ideas enhances the Board’s ability to function effectively, the diversity of the Board should be considered when considering potential nominees.

•	Nominations should be in accordance with the procedures prescribed by the Bylaws, and nominees should meet the qualifications set forth in the Bylaws.

•	The renomination of existing directors should be based on continuing qualification under the criteria established by the Board of Directors.

The Board also reviews the following specific criteria with respect to any potential nominee:

•	A nominee should have a reputation for integrity, honesty, fairness, responsibility, good judgment and high ethical standards.

•	A nominee should be or have been in a generally recognized position of leadership in the nominee’s field of endeavor.

•

A nominee should have demonstrated the business acumen, experience and ability to use sound judgment and to contribute to the effective oversight of the business and financial affairs of a large, multifaceted, global organization.

•

A nominee should be committed to understanding our operations and our industry and to spending the time necessary to function effectively as a director, including regularly attending and participating in meetings of the Board and its committees.

•

A nominee should neither have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of our stockholders and to fulfill the responsibilities of a director.

•	A nominee should be able to work well with other directors and executives with a view to a long-term relationship with us as a director.

•	A nominee should have independent opinions and be willing to state them in a constructive manner.

•	A nominee should be willing to comply with the share ownership guidelines adopted by the Board.

In making its recommendations to the Board, the Nominating Committee will consider and review the background and qualifications of candidates recommended to it by current Board members as well as candidates recommended by stockholders. Because we will consider qualified director candidates from many sources, the Board has not adopted a formal policy on stockholders submitting director recommendations. All candidates, whether recommended by current Board members or by stockholders, are evaluated using the same Criteria for Nomination as a Director outlined above. Such criteria are general in nature and may be modified by the Board or the Nominating Committee from time to time as the Board or the committee deems appropriate.

Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further; request additional information from the candidate and/or the recommending stockholder; contact references or other persons to assess the candidate; and conduct one or more interviews of the candidate. When a qualified incumbent director is willing to stand for reelection, the Nominating Committee may, in its discretion, give precedence to the director when recommending nominees to the Board.

Stockholder Nominations

Nominations should be made in writing and addressed to the Chair of Nominating Committee and sent c/o the Corporate Secretary, Tronox Incorporated, One Leadership Square, Suite 300, 211 N. Robinson, Oklahoma City, Oklahoma 73102.

A stockholder recommendation should set forth (i) the name and address of and number of shares of Company stock owned by the recommending stockholder, (ii) information relating to the recommended candidate that would be required to be disclosed in solicitation of proxies for the election of the candidate pursuant to Regulation 14A under the Exchange Act, (iii) the written consent of the recommended candidate to be named in the Proxy Statement as a nominee and to serve as a director if elected, and (iv) any other information the recommending stockholder believes would be useful to the Nominating Committee’s decision making process.

The Nominating Committee begins considering candidates in the fall of the year before the annual meeting at which directors are to be elected. Accordingly, any stockholder recommendation should be submitted in sufficient time to enable the Nominating Committee to evaluate the recommendation on its regular fall timetable. Our Bylaws require that any such stockholder nomination must be mailed to the Corporate Secretary in writing not less than 70 days, nor more than 90 days, prior to the first anniversary of the preceding year’s annual meeting (or, if such meeting is advanced more than 20 days or delayed more than 70 days, notice must be delivered no earlier than 90 days prior to and no later than 70 days prior to the date of the meeting). See page 51 under the caption “Stockholder Proposals for the 2009 Annual Meeting.”

The Nominating Committee also makes recommendations to the Board regarding corporate governance and oversees the evaluation of the Board, the evaluation of Board committees, the evaluation of individual directors when and if those directors stand for re-election, and the evaluation of management. The Nominating Committee met one (1) time in 2007.

Meetings of Non-Management Directors

The non-management directors of the Board hold regularly scheduled executive sessions. In 2007, the non-management directors held five (5) such executive sessions. Mr. Kinnear served as Lead Director and presided over all of the executive sessions.

Communicating with the Board of Directors

The Board of Directors has established methods for interested parties to communicate with the Board. Interested parties wishing to communicate with one or more directors, including the Lead Director or the Board as a whole, may do so in writing addressed to the director(s) or the Board and sent to the Corporate Secretary, Tronox Incorporated, One Leadership Square, Suite 300, 211 N. Robinson, Oklahoma City, Oklahoma 73102. Stockholders also may communicate with directors by e-mail addressed to our Corporate Secretary at corporatesecretary@tronox.com.

In addition, interested parties can communicate with directors by calling our anonymous and confidential Hotline at 800-867-5118 in the U.S. and Canada and from other locations internationally by dialing the applicable country code and 405-775-5050 (calls from certain international locations can be made toll free by using other telephone numbers found on the Company’s website). Our Corporate Secretary reports to the Audit Committee any calls made to our Hotline regarding accounting, internal accounting controls or auditing matters and informs non-management directors of reports made to our Hotline that are intended for non-management directors. Information about the Tronox Hotline can be found on the “Contact Board of Directors” tab on the “Corporate Governance” page of the “Investor Relations” section of our website at www.tronox.com.

Our Corporate Secretary receives all interested party communications and forwards all relevant communications directly to the intended recipient. Our Corporate Secretary generally does not forward “spam” communications, items of a personal nature not relevant to our operations or other communications that are irrelevant to the functioning of the Board.

The chair of the Nominating Committee periodically reviews all interested party communications, including those not automatically forwarded to the non-management directors, and all directors are able to review and obtain copies of all interested party communications. In addition, our Corporate Secretary consults with the Board as appropriate with regard to interested party communications.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The purpose and role of this code is to focus our employees, officers and directors on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help enhance and formalize our culture of integrity, honesty and accountability. The Board also has supplemented the Code of Business Conduct and Ethics with a Code of Ethics for the Chief Executive Officer & Principal Financial Officers. Each of these codes of conduct can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.tronox.com. We also will post any amendments to the codes of ethics, and any waivers required to be disclosed by the rules of either the SEC or the NYSE, on our website.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been one of our officers or employees or has had any relationship with us requiring disclosure under the SEC’s rules and regulations.

During the fiscal year ended December 31, 2007, none of our executive officers served on the board of directors, or on the compensation committee of the board of directors, of any entities whose executive officers serve on our Board.

Certifications

Our Chief Executive Officer has certified to the NYSE that he is not aware of any violation by us of the NYSE corporate governance listing standards. Our Chief Executive Officer and Chief Financial Officer have filed the certifications required by Rule 13a-14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. 1350 in our Annual Report on Form 10-K for the year ended December 31, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of the compensation paid to each of our executive officers identified in the Summary Compensation Table. This discussion should be read in conjunction with the executive compensation tables beginning on page 27.

Overview

The following provides a brief overview of the more detailed disclosure set forth in this Compensation Discussion & Analysis.

•	The objective of our executive compensation program is to attract, retain, and motivate talented executive officers and to align their objectives with those of our stockholders.

•

We provide our executive officers with the following types of compensation: base salary; short-term performance-based cash incentives; long-term performance-based cash and equity incentives; and retirement and other benefits.

•

We provide cash bonuses to all of our employees, including our executive officers, under our Annual Incentive Compensation Plan (the “Annual Incentive Plan”) as short-term incentives for our employees that are linked to the achievement of business and individual performance goals.

•

For 2008, our Chief Executive Officer will be eligible to receive cash bonuses only under the terms of a separate bonus program that is only applicable to our Chief Executive Officer and, in part, our other executive officers (the “Executive Specific Bonus Program”). Conditions to payment of bonuses under the Executive Specific Bonus Program are linked to certain Company-wide performance goals that are separate from the performance goals established for 2008 under our Annual Incentive Plan. The performance goals for the Executive Specific Bonus Program are more difficult to meet than the performance goals under our Annual Incentive Plan.

•

For 2008, our executive officers, other than our Chief Executive Officer, will be eligible to receive 50% of their total potential bonus under the terms of our Annual Incentive Plan and 50% under the terms of the Executive Specific Bonus Program.

•

We provide cash-based performance units under our 2005 Long Term Incentive Plan (the “LTIP”) as a means to reward our executive officers for long-term performance without diluting stockholder ownership. Payouts with respect to all performance units are based on our relative total stockholder return compared to that of the companies in our Comparison Group (defined below) over a three-year performance cycle from the date the performance units are granted.

•

We provide equity-based compensation under our LTIP to motivate executive officers to focus on our long-term strategic goals and long-term performance by aligning the interests of our executive officers with those of our stockholders (i.e., maximizing long-term stockholder value).

•	Our executive officers participate in the same group benefit programs available to all employees.

•	We maintain both tax-qualified retirement plans and non-qualified supplemental excess retirement plans.

•	We target total direct compensation at the 40th to 50th percentile of market data.

•

The terms of employment agreements with our executive officers and the terms of other employee benefit plans in which our executive officers participate provide for payments and other benefits for our executive officers upon termination of their employment and/or upon a change in control. These agreements were renegotiated in April 2008, to represent agreements that were more competitive within our industry peer group as compared to the previous continuity agreements completed before we separated from Kerr-McGee Corporation (“Kerr-McGee”).

•	We believe our executive compensation program achieves the program’s objective in a reasonable and efficient manner.

Compensation Philosophy and Objectives

We are committed to providing an executive compensation program that helps us attract, retain and motivate talented executive officers and also aligns the objectives of our executive officers with our stockholders’ expectations of increased value. In support of that objective, our executive compensation program is intended to:

•	provide competitive levels of total compensation for our executive officers;

•	reward the achievement of specific annual, long-term and strategic Company goals and specific individual goals set for each executive officer;

•

align our executive officers’ interests with those of the stockholders through equity-based awards and by rewarding performance based upon established goals, with the ultimate objective of improving stockholder value; and

•	motivate our executive officers and other employees to achieve superior results.

Impact of Agreements Related to Our Spin-Off from Kerr-McGee

Prior to our initial public offering in November 2005 and until the subsequent distribution of our remaining shares held by Kerr-McGee to its stockholders in March 2006 (the “Distribution”), we were a controlled subsidiary of Kerr-McGee. In connection with our initial public offering, our Board of Directors, which was controlled by Kerr-McGee at that time, approved certain grants of stock options and restricted stock to our employees, including our executive officers. Additionally, we entered into an Employee Benefits Agreement with Kerr-McGee (the “Employee Benefits Agreement”), which required us to adopt employee benefits plans on substantially the same terms as the employee benefits plans sponsored by Kerr-McGee. Also concurrent with the spin-off, and while we were a controlled subsidiary of Kerr-McGee, we entered into continuity agreements with certain of our key employees, including our executive officers, on substantially the same terms as the continuity agreements between Kerr-McGee and its key employees. As a result, our initial executive compensation program was developed and implemented pursuant to agreements entered into in connection with our spin-off from Kerr-McGee.

Our employee benefits plans have remained in place in substantially the same form as initially adopted in connection with our spin-off from Kerr-McGee until January 2008. Effective this year, we changed our defined benefit retirement plan to more closely align with the defined benefit retirement plans offered by companies in our Comparison Group. Pension benefits earned prior to January 1, 2008 will not be affected by the changes. We also announced a change to the cost sharing of retiree medical benefits, which will become effective April 1, 2009 (the earliest date we were allowed to make any changes to our retiree medical plans under the terms of the Employee Benefits Agreement). This change resulted in a plan remeasurement which was performed by our actuary in August 2007. A new discount rate of 6.25% was selected by management for this remeasurement due to changes in certain economic indicators since the previous measurement as of December 31, 2006. The remeasurement reduced our post retirement benefit obligation by $93.1 million, of which $76.5 million pertained to changes in plan benefits, $10.5 million pertained to the change in the discount rate assumptions and $6.1 million pertained to changes in claim estimates. Effective April 1, 2008, we entered into employment agreements with substantially all of our executive officers including each named executive officer. These employment agreements replaced the continuity agreements, which we entered into in connection with our spin-off from Kerr-McGee pursuant to the terms of the Employee Benefits Agreement that would have been valid until late 2010. Based upon its review of the available market data as part of its yearly review of our executive compensation program, the Compensation Committee determined that the benefits provided to our executive officers by the continuity agreements were greater than those provided to similarly situated officers by other companies in our industry. The Compensation Committee then recommended that we replace the continuity agreements with the employment agreements to provide our executive officers with benefits more in line with the benefits being offered to similarly situated executive officers by companies within our industry. For a summary of the material terms of the employment agreements see the discussion under “Potential Payments Upon Termination or Changes In Control – Employment Agreements.” We continue to review and modify our compensation program as we transition from an energy company compensation philosophy to a chemical industry compensation philosophy.

In connection with our spin-off from Kerr-McGee, we were also required to replace unvested grants of Kerr-McGee stock options, restricted stock and performance units held by our employees, including our executive officers, with like valued grants of our restricted stock and stock options. As a result, some of our executive officers received sizeable holdings of Tronox stock options and restricted stock that are much larger than grants that we have made since that time. The decisions related to these stock options and restricted stock grants were made by Kerr-McGee, as part of our spin-off from Kerr McGee. It is not part of our current compensation philosophy to make such large grants of options, restricted stock or performance units to our executive officers.

Executive Compensation Components

The principal components of compensation for our executive compensation program and the purpose of each component are shown in the table below:

Compensation Component	Purpose

Base salary	Fixed component of pay intended to be set at a level needed to attract and retain quality executive officers. Base salary is based on level of job responsibility.

Performance-based, short-term cash incentives	Variable component of pay intended to motivate and reward the attainment of certain shorter term, company-wide financial and non-financial goals and the achievement of individual goals by our executive officers.

Performance-based, long-term cash incentives	Variable component of pay intended to motivate and reward an executive officer’s contribution to achieving our long-term objectives without diluting our stockholders’ ownership.

Long-term, equity-based incentives	Variable component of pay intended to align interests of our executive officers with those of our stockholders and to motivate and reward an executive officer’s contribution to achieving our long-term objectives.

Retirement and other benefits	Fixed component of pay intended to protect against catastrophic expenses (healthcare, disability and life insurance) and provide opportunity to save for retirement (Retirement Plans and Savings Plan).

Role of the Compensation Consultant

The Compensation Committee has engaged Towers Perrin, an outside human resources consulting firm, to provide information to the Compensation Committee to assist it in making determinations regarding our compensation programs. The compensation consultant’s primary duties are: (i) to conduct an annual review of our total compensation program as it relates to our Chief Executive Officer, our other executive officers and our non-employee directors, (ii) to provide the Compensation Committee with a competitive pay analysis based on the results of such review and (iii) to provide the Compensation Committee with advice regarding compensation levels and types of compensation to be paid to our Chief Executive Officer, our other executive officers and our non-employee directors. Towers Perrin reports directly to the Compensation Committee.

In furtherance of its duties, Towers Perrin reviews (i) the levels of compensation paid to similarly situated executive officers at companies included in our Comparison Group (defined below), and (ii) the levels of compensation paid to similarly situated executive officers at a broader market of companies based upon Towers Perrin’s proprietary data base and nationally recognized, published compensation surveys (“Compensation Surveys”). Towers Perrin then provides us with a competitive pay analysis comparing the levels of compensation of each of our executive officers against the benchmark compensation statistics it formulated from its review of the Compensation Surveys and the compensation paid to similarly situated executive officers at companies included in our Comparison Group and advises the Compensation Committee regarding compensation levels based on its analysis of the Compensation Surveys.

The Chairman of the Compensation Committee, with the assistance of members of management, works directly with the compensation consultant to determine the scope of the work needed to assist the Compensation Committee in its decision-making process. For example, the compensation consultant meets with the Chairman of the Compensation Committee to review issues and gain input on plan design and alternatives. In this process, the compensation consultant interacts with members of the Compensation Committee, the Chief Executive Officer and senior management to aid the development of our executive compensation program and approach to determining compensation levels.

Benchmarking of Compensation

As discussed above, our compensation consultant provides the Compensation Committee with benchmark compensation statistics for our executive officers using the Compensation Surveys. The Compensation Committee reviews the benchmark compensation statistics regarding base salary, annual incentive targets and actual awards, the value of long-term incentive awards, the value of total direct compensation, and the prevalence of executive benefit and perquisite programs to assist it in setting the levels of compensation paid to our executive officers.

Because the companies in the Compensation Surveys are of differing sizes, the data obtained from the Compensation Surveys is adjusted for company size based on revenues using a regression analysis to provide appropriate benchmarking numbers for comparison purposes. The data obtained from the Compensation Surveys is matched to specific job duties of our executive officers and presented to the Compensation Committee for review when setting or approving the total compensation of our executive officers.

Additionally, solely for comparison purposes, and taking into account differences in size, our Compensation Committee uses a peer group of comparable chemical companies representative of our industry and business activities (the “Comparison Group”), to compare the total direct compensation of our executive officers. We compare the total direct compensation of our executive officers to the total direct compensation of the executive officers in the Comparison Group whom we compete with for both business and executive talent. Members of the Comparison Group currently include:

• Cabot Corp.	• Huntsman Corp.	• O M Group, Inc.
• Cytec Industries, Inc.	• Kronos Inc.	• PolyOne Corp.
• E.I. duPont de Nemours and Co.	• Lyondell Chemical Co.	• Rockwood Holdings, Inc.
• Ferro Corp.	• Minerals Technology, Inc.	• Rohm & Haas Co.
• Georgia Gulf Corp.	• N.L. Industries, Inc.	• The Valspar Corp.

Setting Executive Compensation

The Compensation Committee administers our executive compensation program with a view toward achieving the objectives and goals outlined above. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the compensation we pay to our executive officers and our non-employee directors. Among its other duties, the Compensation Committee:

•	evaluates and recommends to the Board, the total compensation of our Chief Executive Officer;

•

reviews and evaluates the salaries and benefits recommended by our Chief Executive Officer for all of our other executive officers and makes recommendations to the Board regarding the compensation paid to our other executive officers after making any changes it deems appropriate to the recommendations of our Chief Executive Officer;

•	evaluates and recommends to the Board, the incentive compensation to be awarded for all executive officers;

•

recommends to the Board individual performance goals for our Chief Executive Officer and, after making any changes it deems appropriate to the recommendations of our Chief Executive Officer, recommends to the Board performance goals for our other executive officers; and

•	considers industry conditions, relevant market conditions and our prospects and achievements when making recommendations with respect to compensation matters.

Our Board of Directors makes all final determinations regarding the levels and types of compensation to be paid to our executive officers, including our Chief Executive Officer and also sets the individual performance goals for our Chief Executive Officer and our other executive officers. In making its determinations, the Board relies upon the recommendations of the Compensation Committee.

The Compensation Committee reviews and evaluates our Chief Executive Officer’s performance annually to determine whether specific short-term or long-term goals have been met and whether any incentive awards should be made. Likewise, the Compensation Committee reviews our Chief Executive Officer’s performance as part of its evaluation as it makes recommendations to the Board regarding the Chief Executive Officer’s total compensation for the following year. Our Chief Executive Officer reviews and evaluates the performance of our other executive officers on a semi-annual basis, to determine whether specific short-term and long-term goals for each executive officer have been met and whether any incentive awards should be made to that executive officer. Likewise, the Chief Executive Officer reviews each executive officer’s performance as part of his evaluation as he makes a recommendation to the Compensation Committee regarding each executive officer’s total compensation for the following year. The Compensation Committee has discretion to accept the Chief Executive Officer’s recommendation or to modify the compensation recommended by our Chief Executive Officer in its recommendation to the Board of Directors.

The Compensation Committee and our Chief Executive Officer review and analyze all elements of compensation paid to our executive officers individually and in the aggregate and primarily consider the following factors when making their recommendations regarding the total compensation paid to our executive officers for the following year:

•	Company financial performance;

•	individual performance;

•	compensation levels in previous year;

•	compensation levels relative to our other executive officers; and

•	market data and benchmarking information provided by our outside compensation consultant.

The process of setting the compensation paid to our executive officers each year begins with establishing a level of compensation for each executive officer using the percentile targets established using the Compensation Surveys and the competitive pay analysis provided by the compensation consultant for the compensation elements set forth below:

Compensation Element	Percentile Target
Total Direct Compensation	40th – 50th percentile
Base Salary	40th percentile
Annual Incentive Awards	50th percentile
Long-Term Incentive Awards	50th percentile

The actual pay level for each executive officer may vary from these targeted levels based on experience, job performance, actual duties and Company performance. Our initial plan was to begin targeting at or around the 40th percentile of the Compensation Survey data for executive officer base salaries and over a period of time increase that target to the 50th percentile, assuming satisfactory performance by us and our executive officers; however, because our financial performance has not met the goals and expectations set for us by our Board, we have been unable to implement this plan to date.

The Compensation Committee and our Chief Executive Officer also consider our financial performance for the preceding year when making their recommendations regarding executive compensation. Elements considered by the Compensation Committee and our Chief Executive Officer when reviewing our performance include: stock price, our performance as measured against the performance goals established under the Annual Incentive Plan for the previous year, non-controllable events that may impact our performance, attainment of significant non-financial milestones and any other factors or goals it determines to be relevant to measuring our performance.

Another important factor the Compensation Committee and our Chief Executive Officer focus on when making recommendations regarding our executive compensation is the individual performance of the executive officer for the preceding year. The individual performance of our executive officers is measured against individual performance goals that were set for that executive officer in the preceding year. The Compensation Committee and our Chief Executive Officer make recommendations regarding performance goals for our executive officers in the following areas:

•	executing on plans to improve financial performance through achievement of key operational, financial, corporate and business development goals;

•	improving safety, environmental stewardship, operational efficiency, and operating results;

•	using and encouraging the use of innovation and technology and continuous improvement to improve our performance in all aspects of our business; and

•	driving change management within our culture.

Goals in each of the areas listed above are weighted according to the importance that objective plays in the measurement period when measuring the individual performance of an executive officer.

When making recommendations regarding the issuance of compensation in the form of restricted stock or option awards under our LTIP, the Compensation Committee also reviews and considers the potential dilution to our stockholders that would result from awards of restricted stock or stock options under our LTIP. If the Compensation Committee believes that the proposed awards of restricted stock and/or stock options are overly dilutive to our stockholders as compared to the industry standard, it may adjust its recommendation to reduce the number of shares of restricted stock and/or stock options to be awarded to our executive officers.

Finally, the Compensation Committee takes into consideration whether the compensation package it is recommending to the Board of Directors for approval for each executive officer are competitive in the marketplace to ensure we can attract, retain and motivate our executive officers to achieve the financial and non-financial objectives that are aligned with our stockholders’ interests.

Analysis of Compensation Decisions

The following discussion analyzes the recommendations and decisions made by our Compensation Committee and Board of Directors in 2007 and 2008 with respect to each of the principal components of compensation of our executive compensation program.

Base Salary

We consider base salary an element of total compensation that is tied to job responsibility and individual contributions to our success. Base salary is intended to be set at a level needed to attract and retain quality executive officers. While the Compensation Committee uses benchmark statistics to guide it in its recommendations regarding levels of base salary, it has considerable discretion when making its recommendations and considers some of our key values such as safety performance, environmental responsibility, job duties, growth, diversity, customer care and operational efficiency when making recommendations regarding base salary. Additionally, the Compensation Committee takes into account shorter term considerations when reviewing base salaries such as the attainment of individual objectives and our immediate financial performance in order to adjust base salaries appropriately in light of any short-term situations that may not be accounted for when reviewing our core long-term objectives.

Analysis of 2007 Base Salary

In January 2007, the Board approved a 3.5% overall increase in our total salary budget, which was allocated among our non-bargaining U.S. employees, including our executive officers, that we believe have merited an increase in their base salary. Although the increase in base salary was approved in January, the Board delayed the commencement of the increase until the first pay period after October 1, 2007. The base salary of our executive officers at that time were at the same level as initially established in connection with our spin-off from Kerr-McGee in November 2005. The Board determined that the increase was necessary in order to remain competitive based upon market conditions in our industry and to take reasonable steps to retain our executive officers.

Analysis of 2008 Base Salary

The Compensation Committee recommended and the Board determined that there would be no increase in the base salary of our Chief Executive Officer in 2008. The Chief Executive Officer and the Compensation Committee also recommended and the Board determined that there would be no increases to the base salaries of any of our other executive officers in 2008. The recommendation and decision not to increase the base salaries of our executive officers in 2008 resulted from our poor financial performance in 2007. Before making this recommendation and decision, the Compensation Committee and the Board, respectively, reviewed the Compensation Survey data and determined that we would not be at a competitive disadvantage in our efforts to attract, retain and motivate executive officers as a result of the decision not to increase the base salary of our executive officers in 2008.

Short-Term, Performance-Based, Cash Incentives

We provide short-term, performance-based cash incentives to our employees, including our executive officers, in the form of cash bonuses under our Annual Incentive Plan. In 2008, our Board established the Executive Specific Bonus Program, which is applicable solely to our executive officers based upon certain Company-wide performance goals (the “Executive Specific Goals”) established by the Compensation Committee and approved by the Board of Directors. In 2007, all bonus awards that were potentially payable to our executive officers were made under the Annual Incentive Plan. In 2008, 100% of the bonus awards potentially payable to our Chief Executive Officer will be made under the Executive Specific Bonus Program. For all other executive officers in 2008 other than our Chief Executive Officer, 50% of the bonuses potentially payable will be made under the Executive Specific Bonus Program and 50% will be made under our Annual Incentive Plan. The terms of the Annual Incentive Plan and the bonuses conditioned on the Executive Specific Goals are set forth below.

Annual Incentive Plan

Payment of cash bonuses under the Annual Incentive Plan are generally linked to our attainment of certain financial goals. The Board determines the size of the potential bonus payable to each executive officer each year based upon recommendations from the Compensation Committee that are based upon the Compensation Survey data and the compensation consultant’s competitive pay analysis presented to the Compensation Committee. The size of the potential bonus is set as a percentage of each executive officer’s base salary (the “Target Percentage”) and can range from 0% to 100% of an executive officer’s base salary.

Each year, in addition to setting the Target Percentage for each of our executive officers, based upon the Compensation Committee recommendations, the Board determines: (i) the financial measures that will be used to set performance goals under the Annual Incentive Plan, (ii) the threshold, target and maximum performance goals based on those financial measures; and (iii) the weight assigned to each financial measure reflecting the percentage of the total potential bonus payable under the Annual Incentive Plan attributed to the achievement of the performance goals for that financial measure. The Board selects financial measures and sets performance goals tied to these financial measures that it believes will benefit our stockholders the most if those performance goals are met. Because of the expected benefits to us and our stockholders if such performance goals are met, the Board believes that it is appropriate to tie the ability of our executive officers to receive these bonuses under the Annual Incentive Plan to the attainment of such performance goals.

A bonus under the Annual Incentive Plan is payable upon the Company meeting certain threshold, target or maximum performance goals for each financial measure. Bonus payout for meeting the threshold performance goal for any financial measure is 25% of the total Financial Measure Portion of the potential bonus attributed to that financial measure based on the weight assigned to that financial measure by the Board. Bonus payout for meeting the target performance goal for any financial measure is 50% and for meeting the maximum performance goal for any financial measure is 100% of the total potential bonus attributed to that financial measure based on the weight assigned to that financial measure by the Board. When performance falls between the threshold and target or target and maximum performance goal for a financial measure, the amount of the bonus awarded is calculated using a straight-line interpolation between the threshold level and the maximum level.

In addition, our Chief Executive Officer and Compensation Committee can make recommendations and our Board has the authority to award discretionary bonuses to executive officers in addition to any bonus paid for reaching one of the financial performance goals under the Annual Incentive Plan. Any potential discretionary award paid to an executive officer would not be greater than the percentage of the bonus paid to the executive officer for achieving any of the financial performance goals. Such a discretionary award would be considered if we achieved at least threshold performance in at least one financial measure and an executive officer achieved all of their individual performance objectives or made other individual contributions that measurably contributed to our overall success. Since our IPO, no discretionary bonuses have been awarded to any executive officer.

Executive Specific Goals

For 2008, the Board established the Executive Specific Bonus Program with performance goals applicable only to our Chief Executive Officer and executive officers that is separate from the Annual Incentive Plan. The size of the potential bonus payment is determined in the same manner as discussed above. Under the Executive Specific Bonus Program, 100% of the Chief Executive Officer’s potential bonus and 50% of the potential bonus for the other executive officers is based upon the Company meeting the Executive Specific Goals that were established by the Board based upon recommendations from the Compensation Committee. The Board established the Executive Specific Goals to focus our executive officers’ efforts on certain Company-wide objectives that the Board believes are important keys to improving our performance. The Board believes that the Executive Specific Goals are more difficult to achieve than the performance goals established under the Annual Incentive Plan. Because of the difficulty of the Executive Specific Goals and because the Executive Specific Goals are of such a nature that most non-executive officer employees would not be able to significantly impact our attainment of the Executive Specific Goals through their individual goals, the Board determined that linking the Executive Specific Goals to the Annual Incentive Plan would not be an effective incentive for our non-executive officer employees. See the discussion under “Analysis of 2008 Awards” below for a summary of the Executive Specific Goals that were established in 2008 and composition of bonus awards potentially payable to our executive officers in 2008.

Analysis of 2007 Awards

In 2007, bonus awards to our executive officers were only targeted under our Annual Incentive Plan. Based upon recommendations by the Compensation Committee, our Board of Directors set (i) cash flow from operations; (ii) net income; and (iii) return on invested capital as the financial measures that would be used to set performance goals for 2007 under our Annual Incentive Plan. We define “return on invested capital” as net income divided by invested capital (invested capital is total assets less cash minus non-interest bearing liabilities). In 2007, the following performance criteria were applied:

Financial Measure	Weight	Threshold	Target	Maximum
Cash Flow	50%	45% under performance goal	performance goal	45% over performance goal

Net income	25%	55% under performance goal	performance goal	55% over performance goal

Return on Invested Capital	25%	2.7%	5.7%	8.8%

The financial measures selected by the Board were the same financial measures that it selected in 2006. The Board selected these financial measures because it believed that the selected financial measures were areas in which our improved performance would most likely benefit us and our stockholders. In 2006, the financial measures were weighted as follows: 35% for cash flow, 35% for net income and 30% for return on invested capital. The Board adjusted the weights in 2007 to place a greater weight on the achievement of the cash flow performance goal because it considered that to be our most important short-term financial goal. The awards made for 2006 also had an additional requirement that we meet the threshold cash flow performance measure before any awards could be paid under the Annual Incentive Plan. The Board determined not to establish the minimum cash flow requirement as a triggering factor before any awards could be paid in 2007 because the Board determined the three metrics were all important to our performance and should stand on their own merits and employees should not be penalized for failing to meet one performance goal if they achieved one or more of the other performance goals. Additionally, the Board set the Target Percentage for each executive officer at the same level in 2007 as it set for each executive officer in 2006.

The Board sets the threshold, target and maximum performance goals annually in good faith based on historical performance, internal forecasts, budgets and various other factors. These performance goals require us to execute on our business plans and are subject to outside market forces. The Board uses diligent efforts to set the performance goals for the Annual Incentive Plan at levels that it anticipates will be difficult, but not impossible or nearly impossible to achieve. We have not disclosed the specific performance goals set by the Board in 2007 for the cash flow and net income financial measures because we consider those performance goals to be highly confidential and believe that disclosure of those performance goals would cause competitive harm to us. We are in a very competitive industry in which the five largest competitors control 68% of the global titanium dioxide market. In addition to the concentration of competitors in the industry, there is a concentration of major customers which account for a significant portion of the total titanium dioxide purchases every year. Because of the concentration of market power of both buyers and sellers in the industry, we believe that providing specific information about our performance goals would put us at a competitive disadvantage to our competitors and when dealing with certain of our global customers. Therefore, we do not publicly provide actual targets or results. The Board sets our targets aggressively each year to challenge the organization as well as our executive officers to achieve our financial and non-financial objectives. We believe our objectives are aligned with our stockholders’ interests.

In 2006 and 2007, no awards were paid under the Annual Incentive Plan because we did not meet any of the threshold performance goals that were a prerequisite of paying such awards. The Board has the discretion to award discretionary bonuses; however, based on our performance in 2007, the Compensation Committee recommended and the Board determined that no discretionary bonuses would be paid to our executive officers. The table below sets forth the amounts that would have been payable to our executive officers for different performance levels under the Annual Incentive Plan for 2007 had performance at those levels been attained.

Executive Officer	Target Percentage	Threshold ($)	Target ($)	Maximum ($)	Actual ($)
Thomas W. Adams	100%	169,750	339,500	679,000	0
Mary Mikkelson	60%	52,350	104,700	209,400	0
Gregory E. Thomas	45%	28,688	57,375	114,750	0
Robert Y. Brown III	45%	30,375	60,750	121,500	0
Kelly Green	45%	29,925	59,850	119,700	0
Marty J. Rowland	65%	58,338	116,675	233,350	0
Roger G. Addison	50%	36,625	73,250	146,500	0

Analysis of 2008 Awards

For 2008, the Board determined the total potential bonus payable to each of our executive officers by establishing a Target Percentage in the same manner discussed above. The Target Percentage of each of our executive officers in 2008 is the same as it was in 2007. However, the Board determined that 100% of the total potential bonus payable to our Chief Executive Officer will be based on the Executive Specific Goals. Additionally, the Board determined that 50% of the total potential bonus payable to our other executive officers will be based on the Executive Specific Goals. The other 50% of the total potential bonus payable to our other executive officers is payable based on the financial and group goals established for all of our employees under our Annual Incentive Plan. Any discretionary payment under the Annual Incentive Plan will be heavily influenced by the achievement of the Executive Specific Goals.

Each Executive Specific Goal is weighted such that the attainment of that Executive Specific Goal will result in the payment of a specified percentage of the total bonus payable with respect to all of the Executive Specific Goals. There are not differing payout levels with respect to the Executive Specific Goals (i.e., threshold, target, and maximum), instead full payout of the bonus attributable to each Executive Specific Goal will be made if and only if the goal is met. The Executive Specific Goals are set forth below:

•

Improve profitability of existing operations by target performance goal measured by Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) improvement in 2008 over year-end 2007 and increase year-end EBITDA run rate by target performance goal (35% weighting factor);

•	Evaluate and implement viable strategic alternatives (25% weighting factor);

•	Reduce long-term debt to target performance goal by year-end (15% weighting factor);

•	Mitigate environmental legacy risk by target performance goal during year (15% weighting factor); and

•	Improve safety performance by reducing recordable incidence rate to less than/equal to 1.0 and environmental reportables to less than/equal to 8 (10% weighting factor).

For 2008, 50% of the total potential bonus payable to our executive officers, other than our Chief Executive Officer is payable under our Annual Incentive Plan. For 2008, the Board changed the financial measures used under the Annual Incentive Plan as set forth below:

Financial Measure	Weight	Threshold	Target	Maximum
Cash Flow	50%	70% under performance goal	performance goal	70% over performance goal

EBITDA margin	50%	3% under performance goal	performance goal	3% over performance goal

The Board changed the financial measures used to set performance goals under our Annual Incentive Plan for 2008 to focus our employees’ efforts on reducing our selling, general and administrative expenses and on reducing operating and environmental expenses through Project Cornerstone and other cost cutting methods. The new performance goals are also designed to achieve improvement in our top line revenues through improved pricing and market segmentation. The Board believes these new performance goals are better suited to motivate our employees to help us attain our key short-term goals for 2008, primarily the improvement in cash flow generation and EBITDA enhancement.

Except for the performance goal related to reduction in reportable injuries under the Executive Specific Bonus Program, we did not disclose the performance goals set under the Executive Specific Bonus Program or the Annual Incentive Plan for 2008. We consider those performance goals to be highly confidential and believe that the disclosure of those goals is likely to cause us competitive harm for the same reasons discussed under “Analysis of 2007 Awards” above regarding the 2007 performance goals under the Annual Incentive Plan.

Performance-Based, Long-Term Equity and Cash Incentives

Long Term Incentive Plan

The total amount of long-term incentive awards granted each executive officer, including the Chief Executive Officer, is benchmarked against the Compensation Survey data based on the position and estimated value of the award considering each officer’s performance, level of responsibility, prior awards to the officer and awards made within the companies covered by the Compensation Survey. When making its recommendations, the Compensation Committee generally targets at or around the 50th percentile as compared to the companies covered by the Compensation Survey. The Board also attempts to limit the usage rate of available shares under the LTIP to a level consistent with other companies in our industry in order to manage dilution to our stockholders.

Our LTIP has three principal components that we have utilized to this point to provide incentives to our employees:

•	awards of restricted stock;

•	awards of stock options; and

•	awards of performance units.

We believe that these components of the LTIP reward different types of behavior in our executive officers and provide different advantages to us in certain situations. Grants under the LTIP to our executive officers, including our Chief Executive Officer, are allocated by component type. Over time the allocation of equities and use of each component type has changed as the Compensation Committee has managed the value and size of award to stay within the plan requirements and industry standards related to dilution of our stockholders. Past grants have allocated each component as follows:

	2005	2007	2008
Options	35%	25%	13%
Restricted Stock	65%	25%	36%
Performance Units	0%	50%	51%

The stockholders have approved the use of equity instruments in the forms of stock options and restricted stock awards, tied to our long-term performance, to provide long-term incentive compensation for our key executive officers. We believe that the use of stock based compensation to establish a direct relationship between the compensation of executive officers and the value of our stock helps ensure continued alignment between the interests of the executive officers, our interests and the interests of our stockholders. We also believe that equity incentives are important tools for attracting and retaining key employees by rewarding long-term management performance based on objectively measured results.

Our LTIP allows us to make performance-based, long-term cash incentive awards in the form of performance units (“Performance Units”). Performance Units are certificates of potential value, payable in cash at the end of a specified performance period (the “Performance Cycle”) if certain established financial performance levels are achieved. We grant Performance Units to reward key employees for effective management of the Company over a multi-year period without the dilution to our stockholders that would result from the payment of equity-based awards to our executive officers.

Stock Options

We grant options to purchase our class A common stock to executive officers to reward Company growth and stock price performance. We believe that stock options awarded to our executive officers incent them to increase our long-term performance, thereby increasing the price of our common stock and maximizing stockholder value.

Our Compensation Committee and Board have the authority to set the terms and conditions of all stock options granted under the LTIP provided that, (i) the exercise price of the options must be granted at the NYSE’s average of the high and low price of our class A common stock on the date of the grant, and (ii) the option cannot be exercisable after ten years from the date of grant. To date all option grants vest at a rate of 33 1/3% per year over the first three years of the ten year option term. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. An option terminates and may no longer be exercised three months after the option holder ceases to be an employee for any reason other than cause, total disability, death or retirement. An option terminates immediately if an employee is terminated for cause. If an employee’s employment is terminated by reason of total disability, retirement or death, all options held by such employee will vest and may be exercised within the next four years, but not beyond the end of the option term.

Our Board has authorized our Chief Executive Officer to offer equity grants of stock options or restricted stock to newly promoted employees, other than executive officers, to newly hired employees, other than executive officers, or to key employees for recognition or retention purposes. Such grants are designed to help attract and retain key employees or new hires. All grants to newly promoted employees or to key employees are awarded to them on the first business day of the month following their promotion. Newly hired executives, other than executive officers, are granted any stock option awarded to them on the day they first report to the job as an employee. Newly hired executive officers are granted options at the next Board meeting following their hire date.

Restricted Stock

Restricted stock grants provide participants in our LTIP with an underlying value in our class A common stock and are intended to be direct compensation to the executive officer. We believe that granting shares of restricted stock serves to provide actual ownership to our executive officers, which aligns their interests more closely with our stockholders and promotes the retention of executive officers.

Our Compensation Committee and our Board have the authority to set the terms and conditions of any grant of restricted stock under the LTIP. To date, all restricted stock grants have a three year “cliff” vesting period with no other vesting requirements other than the executive officer remaining employed at that time. The cliff vesting requirement is designed to retain employees who receive restricted shares for at least 3 years and this period of time is normal in the marketplace.

If a participant terminates service by reason of disability, death or retirement prior to the vesting of any restricted stock grant, those shares of restricted stock will vest and the restricted stock will be delivered to that participant. Unless the Compensation Committee or the Board provides otherwise, a termination of the service for other reasons prior to the vesting of a restricted stock grant will result in a forfeiture of those shares of restricted stock. Prior to the vesting of any grant of restricted stock, the holder of those restricted stock shares is entitled to receive dividends and to vote those shares of restricted stock.

Performance Units

Performance units are certificates of potential value, payable in cash at the end of a specified performance period if established financial performance levels are achieved. This incentive is intended to reward executive officers and key employees for effective management of the business over a multi-year period and to tie such awards to long term performance measures reflecting stockholder return. The Board can grant performance units under the LTIP.

Performance Units are linked to our financial performance as measured by our three-year total stockholder return relative to the Comparison Group during the period. Total stockholder return is calculated in the same method as the total stockholder return reflected in our Annual Report on Form 10-K accompanying this proxy statement. The total stockholder return will be measured for us and the Comparison Group from the first to the last trading day of the Performance Cycle.

Analysis of 2007 Long Term Incentive Plan Grants

Stock Options

The Board determined, based upon recommendations from the Compensation Committee, the number of stock options granted to each executive officer in connection with its determination of the estimated total dollar value of all long-term incentive compensation to be granted to each executive officer under the LTIP. The Compensation Committee made its recommendations regarding the total dollar value of all long-term incentive compensation to be granted to each executive officer by analyzing the data provided by the compensation consultant. The Board granted all LTIP awards to executive officers, including our Chief Executive Officer, at its first meeting in January 2007. The Board determined that the stock option component would represent 25% of the total value of the long-term incentive awards made to our executive officers. The Board’s determination was influenced by expressed terms of the LTIP relative to stock options, the impact of the grant on dilution of stockholders, and the overall level of compensation for each executive officer.

The amounts of stock options granted to each of our named executive officers in 2007 can be found in the “Grants of Plan-Based Awards During 2007” table on page 29 of this proxy statement.

Restricted Stock

The Board determined, based upon recommendations from the Compensation Committee, the number of restricted shares granted to each executive officer in connection with its determination of the estimated total dollar value of all long-term incentive compensation to be granted to each executive officer under the LTIP. The Compensation Committee made its recommendations regarding the total dollar value of all long-term incentive compensation to be granted to each executive officer by analyzing the data provided by the compensation consultant. The Board determined that the restricted stock component would represent 25% of the total value of the long-term incentive awards made to our executive officers. As with the analysis of stock options outlined above, the Board determined this level of restricted stock was consistent with the expressed terms of the LTIP relative to restricted stock, the impact of the grant on dilution of stockholders, and the overall level of compensation for each executive officer.

The amounts of restricted stock granted to each of our named executive officers in 2007 can be found in the “Grants of Plan-Based Awards During 2007” table on page 29 of this proxy statement.

Performance Units

The Board granted Performance Units to our employees, including our executive officers for the first time in January of 2007 (the “2007 Performance Units”). The Board determined, based upon recommendations from the Compensation Committee, the number of 2007 Performance Units granted to each executive officer in connection with its determination of the estimated total dollar value of all long-term incentive compensation to be granted to each executive officer under the LTIP. The Compensation Committee made its recommendations regarding the total dollar value of all long-term incentive compensation to be granted to each executive officer by analyzing the data provided by the compensation consultant. The Board determined that the Performance Unit component would represent 50% of the total value of the long-term incentive awards made to our executive officers. As with the analysis of stock options and restricted stock outlined above, the Board determined this level of Performance Units was consistent with the expressed terms of the LTIP relative to Performance Units, the necessity of the grant to limit dilution of stockholders, and the overall level of compensation for each executive officer.

The amounts of 2007 Performance Units granted to each of our named executive officers can be found in the “Grants of Plan-Based Awards During 2007” table on page 29 of this proxy statement.

The 2007 Performance Units are linked to our financial performance as measured by our three-year total stockholder return relative to the Comparison Group during the period from January 1, 2007 to December 31, 2009 (the “2007 Performance Cycle”). Total stockholder return is calculated in the same method as the total stockholder return reflected in our Annual Report on Form 10-K accompanying this proxy statement. The total stockholder return will be measured for us and the Comparison Group from the first to the last trading day of the 2007 Performance Cycle. Payouts with respect to the 2007 Performance Units will be made for meeting the “Threshold,” “Target” and “Maximum” performance levels set forth in the table below in amounts determined by multiplying the percentages for each payout level set forth in the table below by the target value for the 2007 Performance Units ($1.00 per 2007 Performance Unit).

Performance Level	Company Performance Relative to Comparison Group(1)	% of Target 2007 Performance Units Earned(3)
Maximum	Relative TSR(2) of 75th percentile or greater	200%
Target	Relative TSR of 50th percentile	100%
Threshold	Relative TSR of 40th percentile	50%
Below Threshold	Relative TSR of less than 40th percentile	0%

(1)	See page 13 for a list of the companies comprising our Comparison Group.
(2)	“TSR” means total stockholder return and is measured as the stock price plus dividends paid over the relevant Performance Cycle.
(3)	Payout will be calculated using straight-line interpolation for performance levels between “Threshold” and “Target” and “Target” and “Maximum.”

Additionally, as a trigger for any 2007 Performance Units to vest and be paid, we must have a positive total stockholder return for the 2007 Performance Cycle. That is, no payout may be earned if our total stockholder return is negative, regardless of our total stockholder return relative to the Comparison Group.

A participant’s 2007 Performance Units will terminate if the participant does not remain continually employed by us or does not continue to perform service for us at all times during the 2007 Performance Cycle, except as may be determined by the Compensation Committee or the Board. If a participant that has been granted 2007 Performance Units ceases to be our employee due to death, total disability or retirement after completing at least one month of the 2007 Performance Cycle, then that participant or the legal representative of that participant’s estate will receive a pro rata portion of the payment made with respect to the 2007 Performance Units, if any applicable performance goals are met.

Analysis of 2008 Long Term Incentive Plan Grants

Consistent with our review of competitive market data to determine award values annually and tying award values to our performance, the Compensation Committee and our Chief Executive Officer recommended that the overall value of the grants made under the LTIP be reduced by approximately 30%. Our Board approved this recommendation. This determination was in keeping with our intention of rewarding executive performance in relation to our financial performance. Our performance in 2007 was not acceptable to the Board or management. As a result, after careful analysis to ensure we would remain within the competitive targets established by the Compensation Survey data, the Board reduced the award levels to the lower end of competitive targets established by the Compensation Survey data.

Stock Options

The percentage of stock options allocated to our executive officers, including our Chief Executive Officer was reduced to 13% in 2008 from 25% in 2007. This percentage of stock options was the maximum number of stock options we could provide after taking into account the restricted shares component of our 2008 LTIP grants given our available options under the LTIP and still remain within the industry standards related to dilution to our stockholders.

Restricted Shares

The percentage of restricted shares allocated to our executive officers, including our Chief Executive Officer was increased from 25% in 2007 to 36% in 2008. The Compensation Committee made this recommendation, which was implemented by our Board, in order to maximize the value of the 2008 LTIP awards after the 30% reduction in value of the total LTIP awards made in 2008, in an effort to lessen the risk of an executive officer leaving the Company. As we continue to find ways to improve our financial performance in an industry that is under tremendous pressure to right itself, the Board determined that increasing the risk of an executive officer leaving is not in our best interests or the best interest of our stockholders. This percentage of restricted shares was the maximum number of shares we could provide in the awards given our available shares under the LTIP and still remain within the industry standards related to dilution to our stockholders.

Performance Units

The percentage of Performance Units allocated in the 2008 grant (the “2008 Performance Units”) increased to 51% from 50% in the 2007 grant. The use of Performance Units does not dilute stockholder value and the Performance Units are settled in cash at the end of the three year performance cycle, depending upon our performance against the Comparison Group. The increase in the Performance Unit allocation was made to offset the change in allocations of stock options and restricted shares in an effort to limit the usage of available shares under the LTIP and remain within the industry standards related to dilution to our stockholders.

The terms of the 2008 Performance Units are identical to the 2007 Performance Units as described above, except that the payout under the 2008 Performance Units is based upon our three-year total stockholder return relative to the Comparison Group during the period from January 1, 2008 to December 31, 2010.

Retirement and Other Benefits

All of our U.S. employees, including our executive officers, are eligible to participate in our retirement plans and our savings plans. These plans are intended to provide our employees, including our executive officers with the opportunity to save for retirement.

Retirement Plans

We sponsor a qualified defined benefit retirement plan (the “Qualified Plan”) and a nonqualified benefits restoration plan (the “Benefits Restoration Plan” and together with the Qualified Plan, the “Retirement Plans”) that provides benefits that would be provided under the Qualified Plan but for limitations imposed by the Internal Revenue Code on qualified plan benefits. We believe that providing our employees with retirement benefits promotes retention of employees and continuity of services.

Our Retirement Plans were adopted in 2005 in connection with our spin-off from Kerr-McGee and, pursuant to the Employee Benefits Agreement we entered into with Kerr-McGee, the Retirement Plans were adopted on substantially the same terms as the Retirement Plans sponsored by Kerr-McGee. Effective January 1, 2008, we made our first substantial amendments to the terms of our Retirement Plans. All benefits earned under our Retirement Plans prior to January 1, 2008 are unaffected by these amendments.

Because Kerr-McGee was engaged in the energy industry, the terms we were required to establish for our Retirement Plans were consistent with terms of benefit plans of large companies in the energy industry. We amended our Retirement Plans to more closely align with the terms of benefit plans offered by companies in our Comparison Group in the chemical industry. Changes included raising the age necessary to be eligible for early retirement, changing the method in which our employees’ final average pay was calculated and eliminating certain subsidies we were required to pay under the Retirement Plans. For a detailed summary of our Retirement Plans, see the discussion under the “Pension Benefits” section below.

Savings Plans

We sponsor a tax-qualified retirement savings plan (the “Savings Plan”) pursuant to which all of our U.S.-based employees, including our executive officers, are able to contribute the lesser of up to 15% of their annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. We match 75% of the first 6% of pay that each employee contributes to our Savings Plan. All contributions to the Savings Plan, as well as any matching contributions, are fully vested upon contribution.

In addition to the Savings Plan, executive officers and certain other eligible executives can participate in a nonqualified retirement savings plan (the “Savings Restoration Plan”). Pursuant to the Savings Restoration Plan, we will contribute at the appropriate level to the Savings Restoration Plan on a before-tax basis any amounts that would be provided under the Savings Plan but for limitations imposed by the Internal Revenue Code on qualified retirement plans.

Perquisites

Perquisites are not a significant part of our total compensation package. None of our executive officers received perquisites in amounts that are required to be reported by SEC rules and regulations.

Non-Employee Director Compensation

Our non-employee director compensation is intended to attract and retain qualified, outstanding individuals to help guide us. We have set our annual retainer for non-employee directors at a level that allows us to compete in the market for such individuals.

Director and Officer Stock Holdings

We believe that ownership of our stock by our executive officers and Board of Directors promotes commitment to our long-term success. We have established stock ownership guidelines for our executive officers and members of our Board of Directors expressed as a multiple of each executive officer’s base salary or Board member’s annual retainer fees. The Compensation Committee periodically reviews the guidelines and stock ownership levels to determine whether the guidelines remain appropriate in light of our current circumstances. These targets for our executive officers that were employed by us as of December 31, 2007 and our directors are set forth in the table below:

Name	Office	Holdings Target Percent
Thomas W. Adams	Chief Executive Officer	400%
Mary Mikkelson	Chief Financial Officer	200%
Gregory E. Thomas	VP, Supply Chain Management and Strategic Sourcing	100%
Robert Y. Brown III	VP, Strategic Planning & Business Services	100%
Kelly A. Green	VP, Quality and Continuous Improvement	100%
Jerome Adams	Non-employee director	400%
Robert D. Agdern	Non-employee director	400%
David G. Birney	Non-employee director	400%
Peter D. Kinnear	Non-employee director	400%
Bradley C. Richardson	Non-employee director	400%

Each officer and director has up to three years from the later of December 16, 2005, or their start date as an executive officer or director to reach the target holdings. Restricted stock holdings by the officers and directors for which restrictions have not yet lapsed may be included in the calculation.

Deductibility of Executive Compensation

As part of their roles, the Compensation Committee and the Board review and consider the deductibility of executive officer compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee and the Board have determined that the only executive officer compensation that could possibly fall outside of Section 162(m) levels would be the compensation paid to our Chief Executive Officer and, as such, the Board has determined that it may award nondeductible compensation when it believes that such awards are in our best interest, balancing short-term tax efficiency with our long-term strategic objectives. We believe that elements of our total compensation package, such as stock options and Performance Units, qualify as performance-based compensation under Rule 162(m); however, if the amount of non-performance based compensation for any of our executive officers exceeds $1,000,000 in any year, any amounts over $1,000,000 will not be deductible for federal income tax purposes.

Post Termination and Change in Control

We will be obligated to make certain payments to our executive officers or accelerate the vesting of their equity awards pursuant to the following plans or agreements upon a termination of their employment, including termination of their employment in connection with a change in control:

(1)	employment agreements;

(2)	our Retirement Plans; and

(3)	our LTIP.

In connection with our spin-off from Kerr-McGee, we entered into certain employee benefit plans, including the continuity agreements and the plans listed above. Because we were a controlled subsidiary of Kerr-McGee at that time, Kerr-McGee determined the terms of the continuity agreements and the Employee Benefits Agreement, which required us to adopt employee benefits plans on substantially the same terms as those sponsored by Kerr-McGee upon our separation from Kerr-McGee on March 30, 2006.

Effective April 1, 2008, we entered into employment agreements with substantially all of our executive officers including each named executive officer. These employment agreements replaced the continuity agreements, which we entered into in connection with our spin-off from Kerr-McGee and that would have been valid until late 2010. Based upon its review of the available market data as part of its yearly review of our executive compensation program, the Compensation Committee determined that the benefits provided to our executive officers by the continuity agreements were greater than those provided to similarly situated officers by other companies in our industry. The Compensation Committee then recommended that we replace the continuity agreements with the employment agreements to provide our executive officers with benefits more in line with the benefits being offered to similarly situated executive officers by companies within our industry.

We offer the benefits provided by the employment agreements, the Retirement Plans and the LTIP upon a change of control in order to be competitive with other employers who provide similar or enhanced benefits and to diminish the potential distraction due to personal uncertainties and risks that are inevitable in a change in control situation or threat. We believe that maintaining such benefits will help keep the management team focused on our performance and the benefit to the stockholders in the event of a change in control. Except for the vesting of awards made under our LTIP, each plan or agreement with a change in control provision contains a “double trigger” so that if (i) there is a change in control, and (ii) an executive officer’s employment is terminated either involuntarily without “cause” or voluntarily for “good reason” the executive will be eligible for the change of control benefits. We believe that a double trigger enhances the likelihood that an executive would remain with us after a change in control and this protects both us and our stockholders’ value in maintaining the management team, and the executive in providing certainty and incentive. We believe that a single trigger on a change in control for awards under our LTIP is appropriate in order for our total compensation package to be competitive in the labor market for executive officers and because after a change in control our equity would likely be changed to the point that would prevent measurement of our performance on a consistent basis before and after the change in control.

SUMMARY COMPENSATION TABLE FOR YEAR-ENDED DECEMBER 31, 2007

The following table sets forth the total compensation for the year ending December 31, 2007 awarded or paid to or earned by our Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executive officers that were still serving as our executive officers at December 31, 2007 and two former executive officers that would have been included in the group of our three other most highly compensated executive officers but who were not employed by us at December 31, 2007.

Name & Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas W. Adams, Chief Executive Officer	2007 2006	662,192 656,000	0 0	701,009 594,499	435,045 245,147	33,380 —	259,476 828,214	62,163 58,480	2,153,265 2,382,340

Mary Mikkelson, Senior VP & Chief Financial Officer	2007 2006	336,577 332,000	0 0	198,664 135,003	137,278 63,187	12,693 —	59,085 59,767	23,814 24,652	768,111 614,609

Gregory E. Thomas, VP, Supply Chain Management and Strategic Sourcing	2007 2006	249,756 247,824	0 247,824	127,162 127,493	88,007 41,089	8,638 —	26,477 816,995	15,645 17,954	515,685 1,499,179

Robert Y. Brown III, VP, Strategic Planning	2007 2006	264,154 262,000	0 0	124,300 134,357	72,725 48,358	4,675 —	13,367 329,006	17,226 19,407	496,447 793,128

Kelly A. Green, VP, Quality and Continuous Improvement	2007 2006	260,154 258,000	0 0	104,336 110,110	63,613 39,539	4,537 —	16,679 185,679	16,961 18,653	466,280 611,981

Marty J. Rowland, former Chief Operating Officer(1)	2007 2006	286,337 359,000	0 0	0 176,510	0 74,797	— —	— 147,602	484,241 38,029	770,578 795,938

Roger G. Addison, former VP, General Counsel & Secretary(2)	2007 2006	338,352 282,000	0 0	173,723 88,090	132,721 25,217	— —	— 566,032	16,931 19,010	616,790 980,349

(1)	Mr. Rowland’s employment with us terminated effective August 17, 2007 in connection with our elimination of the position of Chief Operating Officer as part of our efforts to reduce selling, general and administrative costs. Mr. Rowland’s salary for 2007 includes $234,731 in salary paid through his termination and $51,606 in unused vacation pay.

(2)	Mr. Addison retired effective November 29, 2007. Mr. Addison’s salary for 2007 includes $262,423 in salary paid through his retirement and $75,929 in unused vacation.

(3)	Our executive officers were eligible to receive bonuses in 2006 and 2007 under our Annual Incentive Plan; however, the performance goals set forth under our Annual Incentive Plan were not met in those years and, therefore, no bonuses were earned in those years. Mr. Thomas received a bonus in 2006 under the Kerr-McGee 2005 Retention Bonus Program. Bonuses were paid to Mr. Thomas and to other employees to encourage them to remain as our employees throughout our transition from a wholly-owned subsidiary of Kerr-McGee to a publicly traded, independent company.

(4)	The amounts in the “Stock Awards” and “Option Awards” columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007 respectively, in accordance with FAS 123(R) of awards pursuant to the Long Term Incentive Plan and thus include compensation amounts attributable to those awards in 2006 and 2007, regardless of when the awards were actually made. A portion of the dollar amounts reflected in the “Stock Awards” and “Option Awards” columns is attributable to restricted stock and stock options, respectively, that were substituted for Kerr-McGee restricted stock and unvested Kerr-McGee stock options held by our executive officers in connection with our spin-off from Kerr-McGee. For additional information on the valuation assumptions refer to note 16 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect our accounting expense recognized in 2006 and 2007 for these awards including the impact of estimated forfeitures, which is excluded from recognition in the financial statements, and do not correspond to the actual value that will be recognized by our executive officers.

(5)	The amounts in this column do not reflect amounts actually paid to our executive officers the years reported but rather reflect only the aggregate change in the actuarial present value of each executive officer’s accumulated benefits under the Qualified Plan and the Benefits Restoration Plan for the years reported. We do not sponsor any deferred compensation plans or programs. As a result, none of our executive officers had any nonqualified deferred compensation earnings in the years reported.

(6)	The following table shows the components of “All Other Compensation” in the Summary Compensation Table.

Name	Year	Savings Plan Match ($)	Savings Restoration Plan Match ($)	Group Term Life Insurance Premiums ($)	Dividends on Unvested Restricted Stock Awards ($)	Relocation Expenses ($)	Payments on Termination of Employment ($)
Thomas W. Adams	2007	9,900	21,518	2,182	28,563	—	—
	2006	13,200	26,160	2,182	16,938	—	—

Mary Mikkelson	2007	9,900	5,246	1,015	7,653	—	—
	2006	13,200	6,720	1,015	3,717	—	—

Gregory E. Thomas	2007	9,900	1,339	—	4,406	—	—
	2006	12,545	2,288	—	3,121	—	—

Robert Y. Brown III	2007	9,900	1,987	19	5,320	—	—
	2006	13,200	2,520	—	3,687	—	—

Kelly A. Green	2007	9,900	1,087	749	4,505	—	—
	2006	13,200	2,280	—	3,173	—	—

Marty J. Rowland	2007	9,900	663	—	4,216	—	469,462
	2006	12,427	9,113	—	4,989	11,500	—

Roger G. Addison	2007	9,900	1,909	845	4,277	—
	2006	12,365	4,266	—	2,379	—	—

GRANTS OF PLAN-BASED AWARDS DURING 2007

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Options Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)
Thomas W. Adams	1/11/2007	607,519	1,215,037	2,430,074	34,514	103,556	15.185	1,134,038
Mary Mikkelson	1/11/2007	231,015	462,030	924,060	13,124	39,378	15.185	431,224
Gregory E. Thomas	1/11/2007	50,219	100,438	200,876	2,853	8,560	15.185	93,741
Robert Y. Brown III	1/11/2007	85,085	170,169	340,338	4,834	14,503	15.185	158,803
Kelly A. Green	1/11/2007	82,578	165,155	330,310	4,691	14,076	15.185	154,117
Marty J. Rowland(6)	1/11/2007	208,858	417,715	835,430	11,865	35,601	15.185	389,859
Roger G. Addison	1/11/2007	107,076	214,151	428,302	6,083	18,252	15.185	199,874

(1)	Amounts set forth in the “Threshold,” “Target” and “Maximum” columns below represent estimated payouts for 2007 Performance Units grants made to our executive officers in 2007. The 2007 Performance Units are payable in cash at the end of the 2007 Performance Cycle, which ends on December 31, 2009 based upon our relative total stockholder return during the 2007 Performance Cycle as measured against companies in our Comparison Group. Executive officers will be entitled to a cash payment equal to 50% of the total value of the 2007 Performance Units if we meet our threshold performance level, 100% of the total value of the 2007 Performance Units if we meet our target performance level, and 200% of the total value of the 2007 Performance Units if we meet our maximum performance level. For a discussion of the performance levels for the 2007 Performance Units, see the discussion under “Analysis of Compensation Decisions – Performance-Based, Long-Term Equity and Cash Incentives – Analysis of 2007 Long-Term Incentive Plan Grants – Performance Units” in the Compensation Discussion and Analysis section of this Proxy Statement above.
(2)	Restricted stock awards are subject to a “cliff” vesting schedule pursuant to which the entire award vests in full on the third year anniversary of the date of grant. Restricted stock award recipients are entitled to receive dividends on their unvested shares of restricted stock.
(3)	Stock options vest at the rate of 33 1/3% per year on each of the first three anniversary dates of the date of grant.
(4)	The exercise price for stock options is equal to the average of the high and low price of our class A common stock on the date of grant.
(5)	The dollar amounts shown represent the aggregate fair value of options and restricted stock granted during the year (disregarding any estimate of forfeitures related to service-based vesting conditions) on a grant-by-grant basis. No option or restricted stock awards granted to the named executives were forfeited during 2007, except for Mr. Rowland as discussed in footnote 6 below. For a discussion of the valuation assumptions, see Note 16 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which note is incorporated herein by reference.
(6)	Mr. Rowland’s employment with us terminated effective August 17, 2007 in connection with our elimination of the position of Chief Operating Officer as part of our efforts to reduce selling, general and administrative costs. Pursuant to the terms of our LTIP all shares of restricted stock and unvested stock options held by Mr. Rowland, which included the restricted shares and stock options granted to him in 2007, were forfeited upon his termination.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

The following table sets forth the number and value of our outstanding equity awards held by each of our named executive officers as of December 31, 2007.

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)(3)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable		Unexercisable

Thomas W. Adams	9,792	(4)			n/a	8.6814	01/13/2014	147,728	(4)(5)	1,314,779	n/a	n/a
	27,438	(4)	27,438	(4)		9.9305	01/11/2015
	68,133		34,067			14.00	11/22/2015
			103,556			15.185	1/11/2017

Mary Mikkelson	10,635		10,634	(4)	n/a	9.9305	01/11/2015	41,546	(4)(6)	369,759	n/a	n/a
	14,466		7,234			14.00	11/22/2015
			39,378			15.185	1/11/2017

Gregory E. Thomas	6,932	(4)			n/a	8.6814	01/13/2014	20,069	(4)(7)	178,614	n/a	n/a
	9,495	(4)	9,496	(4)		9.9305	01/11/2015
	5,400		2,700			14.00	11/22/2015
			8,560			15.185	1/11/2017

Robert Y. Brown III	5,782	(4)			n/a	8.6814	01/13/2014	25,750	(4)(8)	229,175	n/a	n/a
	9,495	(4)	9,496	(4)		9.9305	01/11/2015
	8,553		4,267			14.00	11/22/2015
			14,503			15.185	1/11/2017

Kelly A. Green	4,773	(4)			n/a	8.6814	01/13/2014	21,947	(4)(9)	195,328	n/a	n/a
	5,884	(4)	5,890	(4)		9.9305	01/11/2015
	8,866		4,434			14.00	11/22/2015
			14,076			15.185	1/11/2017

Marty J. Rowland(1)	—		—		—	—	—	—		—	—	—

Roger G. Addison(2)	15,100		—		n/a	14.00	11/29/2011	—		—	n/a	n/a
	18,252					15.82	11/29/2011

(1)	Mr. Rowland’s employment with us terminated effective August 17, 2007 in connection with our elimination of the position of Chief Operating Officer as part of our efforts to reduce selling, general and administrative costs. Pursuant to the terms of our LTIP all shares of restricted stock and unvested stock options held by Mr. Rowland were forfeited and he had three months from the date of his termination to exercise all vested stock options that he held at that time. The exercise period for the vested stock options Mr. Rowland held at the time of his termination has now passed.
(2)	Mr. Addison retired from his employment with us effective November 29, 2007. Pursuant to the terms of our LTIP, all unvested options and restricted stock awards held by Mr. Addison vested as of his retirement date. These options are now exercisable for the lesser of four years following his retirement or the remaining term of the option. In Mr. Addison’s case, the lesser of the two periods is four years following his retirement, or November 29, 2011.
(3)	All options vest at a rate of 33 1/3% per year from the date of grant. Each option has a ten-year term and was granted on the date that is ten years prior to the Option Expiration Date for that option.
(4)

Upon our separation from Kerr-McGee on March 30, 2006, all unvested Kerr-McGee stock options, restricted stock and performance unit awards held by our employees not then eligible for retirement, including our executive officers, were forfeited and replaced with a number of Tronox stock options and restricted stock awards that had an equivalent value as the Kerr-McGee stock options, restricted stock awards and performance units that were forfeited. All compensation decisions with respect to grants of Kerr-McGee stock options, restricted stock and performance units prior to our separation from Kerr-McGee were made by Kerr-McGee, including the conversion ratio for determining how many Tronox stock options or shares of restricted stock our employees would receive upon conversion of their unvested Kerr-McGee stock options, restricted stock and performance units.

(5)	Includes 30,614 shares of restricted stock that were substituted for shares of Kerr-McGee restricted stock and/or performance units forfeited on March 30, 2006, in connection with our separation from Kerr-McGee.
(6)	Includes 10,922 shares of restricted stock that were substituted for shares of Kerr-McGee restricted stock and/or performance units forfeited on March 30, 2006, in connection with our separation from Kerr-McGee.
(7)	Includes 10,616 shares of restricted stock that were substituted for shares of Kerr-McGee restricted stock and/or performance units forfeited on March 30, 2006, in connection with our separation from Kerr-McGee.
(8)	Includes 10,616 shares of restricted stock that were substituted for shares of Kerr-McGee restricted stock and/or performance units forfeited on March 30, 2006, in connection with our separation from Kerr-McGee.
(9)	Includes 6,456 shares of restricted stock that were substituted for shares of Kerr-McGee restricted stock and/or performance units forfeited on March 30, 2006, in connection with our separation from Kerr-McGee.
(10)	Market values are based on the closing price for our class A common stock on the NYSE on December 31, 2007, which was $8.90 per share.

OPTION EXERCISES AND STOCK VESTED DURING 2007

The table below provides information regarding the vesting during 2007 of restricted stock awards held by our named executive officers. None of our named executive officers exercised stock options during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas W. Adams	—	—	14,863	223,614
Mary Mikkelson	—	—	0	0
Gregory E. Thomas	—	—	10,689	160,816
Robert Y. Brown III	—	—	8,240	123,971
Kelly A. Green	—	—	7,005	105,390
Marty J. Rowland	—	—	3,424	51,514
Roger G. Addison(2)	—	—	23,773	202,293

(1)	Values realized on vesting are determined by multiplying the number of shares that vested by the per-share closing price of our Class A common stock on the NYSE on the vesting date.
(2)	Mr. Addison retired from his employment with us effective November 29, 2007. Pursuant to the terms of our LTIP, all unvested options and restricted stock awards held by Mr. Addison vested as of his retirement date.

PENSION BENEFITS FOR THE YEAR-ENDED DECEMBER 31, 2007

We maintain two retirement plans in which our employees, including our executive officers, may participate:

(i) a tax qualified defined benefit retirement plan and related trust for all employees (the “Qualified Plan”); and

(ii) a nonqualified benefits restoration plan that provides benefits that would be provided under the Qualified Plan but for limitations imposed by the Internal Revenue Code on qualified plan benefits (the “Benefits Restoration Plan,” and together with the Qualified Plan, the “Retirement Plans”).

As part of our separation from Kerr-McGee, we established the Retirement Plans and the trusts related to our Retirement Plans and accepted the transfer of assets and liabilities from the corresponding trusts for the Kerr-McGee retirement plans. All employees received credit for their service as Kerr-McGee employees prior to the establishment of our Retirement Plans.

All amounts set forth in the table below reflect normal retirement benefits that would be paid to each executive officer assuming the executive officer retired at the earliest retirement age that they could receive unreduced benefits (generally age 60).

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)		Payments During Last Fiscal Year ($)
Thomas W. Adams	Qualified Plan	25.083	521,543		—
	Benefits Restoration Plan		2,013,997		—

Mary Mikkelson	Qualified Plan	3.833	75,608		—
	Benefits Restoration Plan		111,002		—

Gregory E. Thomas(1)	Qualified Plan	30.333	847,772		—
	Benefits Restoration Plan		1,192,356		—

Robert Y. Brown III	Qualified Plan	26.250	574,718		—
	Benefits Restoration Plan		774,730		—

Kelly A. Green	Qualified Plan	18.167	291,589		—
	Benefits Restoration Plan		362,397		—

Marty J. Rowland(3)	Qualified Plan	5.917	111,285		—
	Benefits Restoration Plan		177,759	(3)	—

Roger G. Addison(4)	Qualified Plan	30.500	1,174,381		—
	Benefits Restoration Plan		1,736,188	(4)	—

(1)	Mr. Thomas is currently eligible for early retirement under the Qualified Plan. See the narrative following this table for a discussion of eligibility requirements for early retirement and the method used to calculate early retirement benefits.
(2)	The present value of the accumulated benefits for each executive officer was determined using the Financial Accounting Standards Board Statement No. 87 (FAS 87) assumptions in effect on December 31, 2007, the pension plan measurement date. As of December 31, 2007, the discount rate established by the Company was 6.25%. The assumed lump-sum interest rate for lump sums paid more than three years in the future was 6.25%. The assumed annuity purchase rate for lump sums paid from the Benefits Restoration Plan was 6.25%.
(3)	Mr. Rowland’s employment with us terminated effective August 17, 2007 in connection with our elimination of the position of Chief Operating Officer as part of our efforts to reduce selling, general and administrative costs. Upon his termination, Mr. Rowland was entitled to receive the lump sum value of his benefits under our Qualified Plan, which was $111,285; however, Mr. Rowland did not elect to receive his benefits under the Qualified Plan in a lump sum payment and will instead receive those benefits pursuant to a payment election he makes when he reaches age 62. Upon his termination, Mr. Rowland was entitled to receive lump sum payments under our Benefits Restoration Plan of $315 on February 1, 2008 and $177,444 on March 1, 2008.
(4)	Mr. Addison retired effective November 29, 2007 and qualified for early retirement under the Qualified Plan. See the narrative following this table for a discussion of eligibility requirements for early retirement and the method used to calculate early retirement benefits. Mr. Addison elected to receive a lump sum payment in connection with his retirement under our Qualified Plan. Our Benefits Restoration Plan specifies lump sum payments. He was entitled to receive a lump sum payment under our Qualified Plan of $1,174,381 on January 1, 2008 and lump sum payments under our Benefits Restoration Plan of $331,003 upon termination of employment and $1,405,185 six months after termination of employment.

The terms of our Qualified Plan and our Benefits Restoration Plan are substantially identical, except that the Benefits Restoration Plan (i) provides benefits that would be provided under the Qualified Plan but for limitations imposed by the Internal Revenue Code on qualified plan benefits, and (ii) provides credit for additional years of age and service to certain executive officers, including the named executive officers, whose employment is terminated under certain circumstances following a change in control of the Company. See the description in “Potential Payments Upon Termination or Changes In Control” below for details.

All employees become eligible for participation in the Qualified Plan on the first anniversary date of their date of hire. Normal retirement age under both Retirement Plans is age 65 provided that the participant must have either five (5) years of vesting service (less any leaves of absence in excess of twelve months) or five (5) years of participation in the Qualified Plan. Employees who become disabled and are eligible to receive disability under our Long-Term Disability Plan continue to accrue credit for service during the time when they are disabled. Earnings after disability are assumed to be the pay rate prior to the disability. If the employee recovers prior to age 65, earnings and service accrue only through the date of recovery unless the employee returns to work. Employees become eligible for early retirement when they reach age 52 and have 10 years of vesting service.

Retirement benefits are calculated based upon years of service and “final average monthly compensation.” For benefits earned prior to January 1, 2008, an employee’s final average monthly compensation is the highest average compensation for any period of 36 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. For benefits earned beginning January 1, 2008, final average monthly compensation is the highest average compensation for any period of 60 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. Pension benefits earned prior to January 1, 2008 under the Qualified Plan for employees that elect early retirement are reduced by a certain percentage based on the age of the employee at retirement. For benefits earned on or after January 1, 2008, with respect to employees hired on or after December 2, 2006, the early retirement age was increased from 52 to 55. The Retirement Plans also provide certain enhancements to early retirement benefits of eligible employees that are involuntarily terminated as a direct result of the elimination of a position of employment or the closure of all or any part of our United States’ operations.

Unless the employee elects otherwise, retirement benefits earned prior to January 1, 2008 are paid on a “Joint and 50% Contingent” basis if the employee is married and eligible for early, normal or late retirement at termination of service. This means that income is paid for the life of the employee and with 50% of such amount payable during the lifetime of the surviving spouse upon the employee’s death. If the employee is single or if the employee is married but not eligible for early, normal or late retirement at termination of service, all retirement benefits are paid for the life of the employee. For benefits earned beginning January 1, 2008, we have eliminated the Company subsidized “Joint and 50% Contingent” option and replace it with a nonsubsidized “Qualified Joint and 50% Survivor” option. There are numerous alternative payout options that employees may elect under the Retirement Plans, all of which are actuarially equivalent to the standard forms of income described above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGES IN CONTROL

We will be obligated to make certain payments to our executive officers or accelerate the vesting of their equity awards pursuant to the following plans or agreements upon a termination of their employment, including termination of their employment in connection with a change in control:

(1)	employment agreements;

(2)	our Retirement Plans; and

(3)	our LTIP.

In connection with our spin-off from Kerr-McGee, we entered into certain employee benefit plans, including the continuity agreements and the plans listed above. Because we were a controlled subsidiary of Kerr-McGee at that time, Kerr-McGee determined the terms of the continuity agreements and the Employee Benefits Agreement, which required us to adopt employee benefits plans on substantially the same terms as those sponsored by Kerr-McGee upon our separation from Kerr-McGee on March 30, 2006.

Employment Agreements

On April 1, 2008, we entered into employment agreements with substantially all of our executive officers, including each of our named executive officers. The employment agreements replaced the continuity agreements entered into in connection with our spin-off from Kerr-McGee that would have been valid until late 2010. At December 31, 2007 (the date we are required to provide disclosure regarding potential payments upon termination or change in control), the continuity agreements were in place rather than the employment agreement; however, because the continuity agreements are no longer in existence, the discussion below relates solely to the employment agreements. The benefits provided to our executive officers under the employment agreements are substantially identical to the benefits that were provided in the continuity agreements, except as follows:

•

Under the new employment agreements, the severance payment to our executive officers upon their termination in connection with a change in control is equal to two (2) times the sum of the executive officer’s annual base salary and bonus rather than three (3) times the sum of the executive officer’s annual base salary and bonus as provided in the continuity agreements.

•

Under the new employment agreements, upon their termination in connection with a change in control, executive officers are credited with an additional two (2) years of age and service when determining benefits paid under our Retirement Plans rather than the additional five (5) years of age and service they were credited with under the continuity agreements.

•

Under the new employment agreements, upon their termination in connection with a change in control executive officers receive a lump sum cash payment equal to the Company’s matching contributions under our 401(k) plan, profit sharing or other savings pension plans for the two (2) year period following termination rather than for the three (3) year period as provided under the continuity agreement.

•

Under the continuity agreements, executive officers were entitled to receive a cash payment equal to seven percent (7%) of the executive officer’s annual base salary in effect at the time of the change in control for each of the three years following the date they were terminated. Our executive officers are not entitled to this benefit under the new employment agreements.

•

The employment agreements provide for benefits to our executive officers if we terminate their employment without cause or in the case of a change in control. The continuity agreements only provided benefits to our executive officers if they were terminated in connection with a change in control.

•

Under the employment agreements, the change in control provisions are triggered upon a termination within three (3) years following a change in control rather than two (2) years as provided in the continuity agreements.

The employment agreements for our executive officers have a term of three (3) years from their effective date and, automatically renew for an additional year after the initial three-year term on each successive anniversary of the effective date unless we notify the executive officer at least 180 days prior to the renewal date that we are not renewing the employment agreement.

A change in control will be deemed to have occurred under the employment agreements if, prior to the end of the term of the employment agreements:

(1)	a person becomes the beneficial owner of 25% or more of the combined voting power of our outstanding common stock;

(2)	we consummate a merger or other business combination, sell 50% or more of our assets, liquidate, dissolve or any combination of these transactions other than a transaction where our stockholders prior to the transaction own at least 60% of the voting power of the surviving or resulting corporation;

(3)	within any 24 month period, the directors at the beginning of such period (the “Incumbent Directors”) cease to constitute a majority of our board of directors for any reason other than death (any director elected after the start of such period will be considered Incumbent Directors if at least two-thirds of the Incumbent Directors recommended or approved such director); or

(4)	if a majority of the members of the board in office immediately prior to a proposed transaction determine by written resolution that such proposed transaction will be deemed a change in control and such proposed transaction is consummated.

Pursuant to the employment agreements, executive officers must sign a general release upon our request.

Payments Made Upon Termination in Connection with a Change in Control

In the event that an executive officer is terminated within three (3) years after a change in control (or in anticipation of a change in control under certain circumstances) other than for cause, death or disability or if the executive officer resigns for good reason, such executive officer will be entitled to receive the following amounts in a lump sum cash payment:

(1)	two times the sum of (i) the executive officer’s annual base salary, and (ii) the executive officer’s target bonus in the year of his or her termination;

(2)	any accrued but unpaid annual base salary through the date of termination;

(3)	the unpaid portion of any bonuses previously earned by the executive officer plus the pro-rata portion of the target bonus for the executive officer in the year of termination;

(4)	any accrued vacation pay;

(5)	additional pension contributions in an amount equal to our contribution under our 401(k) plan, profit sharing or other savings pension plans for the two (2) year period following the date of termination (based upon assumed rates of contribution at the participation level of the executive officer in effect as of the last day the executive officer was allowed to participate);

(6)	the difference between the discounted present value (i.e., lump sum value) of the annuity benefit the executive officer is entitled to receive under our qualified and nonqualified defined benefit retirement programs calculated through the date of termination and the discounted present value (i.e., lump sum value) the executive officer would be entitled to receive under such retirement programs after crediting the executive officer with an additional two (2) years of age and an additional two (2) years of service up to a maximum age of 65 as if the executive officer had been paid at the rate used to calculate the payments in (1) above.

The executive officer shall also be entitled to the following:

(1)	continued medical, dental, vision and life insurance coverage for the executive officer and his or her eligible dependents for a period ending on the earlier of three years following the date of termination or the commencement of comparable coverage by the executive officer with a subsequent employer;

(2)	immediate 100% vesting of all outstanding stock options, stock appreciation rights, performance awards and restricted stock issued by us;

(3)	if requested by the executive officer, outplacement services by a professional outplacement provider selected by the executive officer (total cost to us cannot exceed 10% of the executive officer’s annual base salary); and

(4)

a “gross-up” payment in an amount equal to any excise tax, or interest or penalties related to any excise tax, assessed against the executive officer pursuant to Section 4999 of the Internal Revenue Code of

1986, as amended, based upon the payments discussed above, the vesting of any stock option, stock appreciation or similar rights under any benefit plan and the payment of the “gross-up” amount.

Payments Made Upon Termination Without Cause Not in Connection With a Change in Control

If an executive officer’s employment is terminated without cause and the termination is not made subject to the provisions related to termination in connection with a change in control, the executive officer will be entitled to receive the following amounts in a lump sum cash payment:

(1)	either two (2) times or one and five-tenths (1.5) times the sum of (i) the executive officer’s annual base salary, and (ii) the executive officer’s target bonus in the year of his or her termination. Such payment will be reduced, but not less than zero, by the amount of any other severance payments or similar payments made by us as a result of the termination;

(2)	any accrued but unpaid annual base salary through the date of termination;

(3)	the unpaid portion of any bonuses previously earned by the executive officer plus the pro rata portion of the actual bonus, if any, to be paid for the year in which the date of termination occurs;

(4)	any accrued vacation pay; and

(5)	the difference between the discounted present value (i.e., lump sum value) of the annuity benefit the executive officer is entitled to receive under our qualified and nonqualified defined benefit retirement programs calculated through the date of termination and the discounted present value (i.e., lump sum value) the executive officer would be entitled to receive under such retirement programs after crediting the executive officer with an additional two (2) years of age and an additional two (2) years of service up to a maximum age of 65 as if the executive officer had been paid at the rate used to calculate the payments in (1) above.

Thomas W. Adams, Mary Mikkelson, Robert Y. Brown, III and Greg Thomas are entitled to receive a severance payment equal to two times the sum of their annual base salary and their target bonus as provided in (1) above. Kelly A. Green is entitled to receive a severance payment equal to 1.5 times the sum of her annual base salary and target bonus as provided in (1) above.

The executive officers shall also be entitled to the following:

(1)	continued medical, dental, vision and life insurance coverage for the executive officer and his or her eligible dependents for a period ending on the earlier of three years following the date of termination or the commencement of comparable coverage by the executive officer with a subsequent employer; and

(2)	if requested by the executive officer, outplacement services by a professional outplacement provider selected by the executive officer (total cost to us cannot exceed 10% of the executive officer’s annual base salary).

Payments Made Upon Termination for Death, Disability or Retirement

If the executive officer’s employment is terminated by reason of death, disability or retirement, the executive officer will receive:

(1)	any accrued but unpaid annual base salary through the date of termination;

(2)	the pro-rata portion of the executive officer’s target bonus in the year of termination (calculated through the date of termination) (but not in the event of retirement); and

(3)	any accrued vacation pay.

Retirement Plans

Executive officers who are eligible under our Retirement Plans will receive benefits upon their death, disability or retirement. If an executive officer is terminated other than for cause or the executive officer terminates his or her employment for good reason within three years of a change in control, then that executive officer’s retirement income under the Benefits Restoration Plan will be determined by crediting the executive officer with two (2) more years of service and two (2) additional years of age. Executive officers could also be eligible for early enhanced retirement benefits in the event that their position is eliminated involuntarily as a direct result of the elimination of his or her position of employment or the closure of all or any part of our United States operations. See the discussion under “Pension Benefits” for a summary of the Retirement Plans.

Long-Term Incentive Plan

Change in Control

Pursuant to the terms of the LTIP, effective upon a change in control:

(1)	all restrictions applicable to restricted stock lapse;

(2)	employees earn the number of Performance Units that the employee would have earned as if the target performance under the award had been obtained; and

(3)	any outstanding options and stock appreciation rights that are not exercisable become exercisable.

For purposes of our LTIP, “change in control” has the same meaning as set forth for that term under the discussion under “Employment Agreements.”

Death, Disability or Retirement

If an employee’s employment is terminated by reason of disability or retirement, all options held by the employee will vest and may be exercised within a period not to exceed the lesser of four years following such termination or the remaining term of the option. If an employee dies while employed by us or within three (3) months following after the termination of such employee (except for termination for cause), all options held by that employee will vest and may be exercised by the employee’s estate or heir within a period not to exceed the lesser of four years following such termination or the remaining term of the option.

If an employee’s employment is terminated by reason of death, disability or retirement during the restricted period for any restricted stock awards, the restricted period will lapse and the employee will receive the shares of restricted stock.

Calculation of Total Amounts Payable Upon Termination or Change In Control

The following tables provide the amount of compensation payable to each executive officer upon termination within two years of a change in control for (i) termination without cause and (ii) termination for good reason by the executive officer. The tables also show the amount of compensation payable to each executive officer upon his or her voluntary resignation, termination for cause, retirement, disability or death. Except as noted, the amounts shown below assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid to each executive officer upon his or her termination. The actual amounts to be paid to each executive officer can only be determined at the time of that executive officer’s termination. Effective April 1, 2008, we entered into employment agreements with our executive officers, which provide for different benefits than those set forth for our executive officers below as of December 31, 2007. We have included an additional column in the tables below that sets forth the amounts that would have been payable under the employment agreements had they been in place at December 31, 2007. All footnotes to the tables below apply to all tables and are presented after the final table.

Thomas W. Adams

Executive Benefits and Payments Upon Termination	Voluntary Resignation or Involuntary Termination ($)(1) (2)	Retirement ($)(3)	Disability ($)(4)	Death ($)	Involuntary Termination Due to Elimination of Position ($)(5)	Termination Resulting From Change in Control ($)(6)	Involuntary Termination under New Provisions ($)(7)	Termination Resulting from Change in Control Under New Provisions ($)(8)
Cash Compensation(9)
Cash Severance	—	—	—	—	679,000	4,216,590	2,716,000	2,716,000
Pro-Rata Bonus(10)	—	—	—	—	—	679,000	679,000	679,000
Accrued Vacation Pay	—	—	—	—	117,519	117,519	117,519	117,519
Continued 401(k) Match	—	—	—	—	—	91,665	—	91,665
Full 280G Tax Gross-Up	—	—	—	—	—	6,295,277	—	2,538,465

Equity(11)
Restricted Stock	—	—	1,314,779	1,314,779	—	1,314,779	—	1,314,779
Stock Options(12)	—	—	—	—	—	—	—	—

Other Benefits(13)
Medical/Vision/Dental/Life	—	—	—	—	—	53,642	53,642	53,642
Outplacement	—	—	—	—	—	67,900	67,900	67,900

Retirement Benefits(14)
Qualified Plan	426,533	—		426,533	477,546	426,533	426,533	426,533
Benefits Restoration Plan	1,729,304	—		1,729,304	1,936,132	8,642,879	3,395,764	3,395,764
Savings Restoration Plan	52,772	—	52,772	52,772	52,772	52,772	52,772	52,772

Total:	2,208,609	—	1,367,551	3,523,388	3,262,969	21,958,556	7,509,130	11,454,039

Mary Mikkelson

Executive Benefits and Payments Upon Termination	Voluntary Resignation or Involuntary Termination ($)(1)(2)	Retirement ($)(3)	Disability ($)(4)	Death ($)	Involuntary Termination Due to Elimination of Position ($)(5)	Termination Resulting From Change in Control ($)(6)	Involuntary Termination under New Provisions ($)(7)	Termination Resulting from Change in Control Under New Provisions ($)(8)
Cash Compensation(9)
Cash Severance	—	—	—	—	281,885	1,748,490	1,116,800	1,116,800
Pro-Rata Bonus(10)	—	—	—	—	—	209,400	209,400	209,400
Accrued Vacation Pay	—	—	—	—	60,404	60,404	60,404	60,404
Continued 401(k) Match	—	—	—	—	—	47,115	—	47,115
Full 280G Tax Gross-Up	—	—	—	—	—	1,283,799	—	835,361

Equity(11)
Restricted Stock	—	—	369,759	369,759	—	369,759	—	369,759
Stock Options(12)	—	—	—	—	—	—	—	—

Other Benefits(13)
Medical/Vision/Dental/Life	—	—	—	—	—	41,924	41,924	41,924
Outplacement	—	—	—	—	—	34,900	34,900	34,900

Retirement Benefits(14)
Qualified Plan	—	—	—	—	111,454		—	—
Benefits Restoration Plan	—	—	—	—	171,896	511,624	337,864	337,864
Savings Restoration Plan	14,051	—	14,051	14,051	14,051	14,051	14,051	14,051

Total:	14,051	—	383,810	383,810	639,690	4,321,466	1,815,343	3,067,578

Gregory E. Thomas

Executive Benefits and Payments Upon Termination	Voluntary Resignation or Involuntary Termination ($)(1)(2)	Retirement ($)(3)	Disability ($)(4)	Death ($)	Involuntary Termination Due to Elimination of Position ($)(5)	Termination Resulting From Change in Control ($)(6)	Involuntary Termination under New Provisions ($)(7)	Termination Resulting from Change in Control Under New Provisions ($)(8)
Cash Compensation (9)
Cash Severance	—	—	—	—	255,000	1,162,800	739,500	739,500
Pro-Rata Bonus (10)	—	—	—	—	—	114,750	114,750	114,750
Accrued Vacation Pay	—	—	—	—	44,135	44,135	44,135	44,135
Continued 401(k) Match	—	—	—	—	—	34,425	—	34,425
Full 280G Tax Gross-Up	—	—	—	—	—	1,425,871	—	—

Equity (11)
Restricted Stock	178,614	178,614	178,614	178,614	178,614	178,614	178,614	178,614
Stock Options (12)	—	—	—	—	—	—	—	—

Other Benefits (13)
Medical/Vision/Dental/Life	—	—	—	—	—	38,805	38,805	38,805
Outplacement	—	—	—	—	—	25,500	25,500	25,500

Retirement Benefits (14)
Qualified Plan	1,030,558	1,030,558	—	649,152	1,366,645	1,030,558	1,030,558	1,030,558
Benefits Restoration Plan	1,390,301	1,390,301	—	940,153	1,823,893	3,100,575	2,028,094	2,028,094
Savings Restoration Plan	4,635	4,635	4,635	4,635	4,635	4,635	4,635	4,635

Total:	2,604,108	2,604,108	183,249	1,772,554	3,672,922	7,160,668	4,204,591	4,239,016

Robert Y. Brown III

Executive Benefits and Payments Upon Termination	Voluntary Resignation or Involuntary Termination ($)(1)(2)	Retirement ($)(3)	Disability ($)(4)	Death ($)	Involuntary Termination Due to Elimination of Position ($)(5)	Termination Resulting From Change in Control ($)(6)	Involuntary Termination under New Provisions ($)(7)	Termination Resulting from Change in Control Under New Provisions ($)(8)
Cash Compensation(9)
Cash Severance	—	—	—	—	270,000	1,231,200	783,000	783,000
Pro-Rata Bonus(10)	—	—	—	—	—	121,500	121,500	121,500
Accrued Vacation Pay	—	—	—	—	46,731	46,731	46,731	46,731
Continued 401(k) Match	—	—	—	—	—	36,450	—	36,450
Full 280G Tax Gross-Up	—	—	—	—	—	1,735,584	—	—

Equity(11)
Restricted Stock	—	—	229,175	229,175	—	229,175	—	229,175
Stock Options(12)	—	—	—	—	—	—	—	—

Other Benefits(13)
Medical/Vision/Dental/Life	—	—	—	—	—	39,323	39,323	39,323
Outplacement	—	—	—	—	—	27,000	27,000	27,000

Retirement Benefits(14)
Qualified Plan	462,751	—	—	462,751	515,637	462,751	462,751	462,751
Benefits Restoration Plan	651,834	—	—	651,834	726,328	2,701,798	748,284	748,284
Savings Restoration Plan	5,584	—	5,584	5,584	5,584	5,584	5,584	5,584

Total:	1,120,169	—	234,759	1,349,344	1,564,280	6,637,096	2,234,173	2,499,798

Kelly A. Green

Executive Benefits and Payments Upon Termination	Voluntary Resignation or Involuntary Termination ($)(1)(2)	Retirement ($)(3)	Disability ($)(4)	Death ($)	Involuntary Termination Due to Elimination of Position ($)(5)	Termination Resulting From Change in Control ($)(6)	Involuntary Termination under New Provisions ($)(7)	Termination Resulting from Change in Control Under New Provisions ($)(8)
Cash Compensation(9)
Cash Severance	—	—	—	—	266,000	1,212,960	578,550	578,550
Pro-Rata Bonus(10)	—	—	—	—	—	119,700	119,700	119,700
Accrued Vacation Pay	—	—	—	—	46,038	46,038	46,038	46,038
Continued 401(k) Match	—	—	—	—	—	35,910	—	35,910
Full 280G Tax Gross-Up	—	—	—	—	—	674,045	—	—
Equity(11)
Restricted Stock	—	—	195,328	195,328	—	195,328	—	195,328
Stock Options(12)	—	—	—	—	—	—	—	—
Other Benefits(13)
Medical/Vision/Dental/Life	—	—	—	—	—	39,179	39,179	39,179
Outplacement	—	—	—	—	—	26,600	26,600	26,600
Retirement Benefits(14)
Qualified Plan	263,397	—	—	263,397	309,400	263,397	263,397	263,397
Benefits Restoration Plan	349,620	—	—	349,620	408,568	550,333	429,914	429,914
Savings Restoration Plan	5,135	—	5,135	5,135	5,135	5,135	5,135	5,135

Total:	618,152	—	200,463	813,480	1,035,141	3,168,625	1,508,513	1,739,751

(1)	This column represents payments that the executive officer would have received in the case of their voluntary resignation or their involuntary termination by us on December 31, 2007 that did not occur in connection with a change in control or as a result of the elimination of the executive officer’s position. Effective April 1, 2008, we entered into employment agreements with each of our named executive officers. The amounts included in the column “Involuntary Termination Under New Provisions” sets forth the benefits that would have been payable to each of our named executive officers upon their involuntary termination had the employment agreements been in place on December 31, 2007.

(2)	Because Mr. Thomas is eligible for early retirement under our Qualified Plan, any voluntary resignation or involuntary termination of Mr. Thomas would be treated as early retirement. As a result, Mr. Thomas’ table indicates that his unvested shares of restricted stock and stock options would vest as a result of his voluntary resignation or involuntary termination.

(3)	Values are displayed in this column only if the executive officer is currently eligible for early retirement. Under our Retirement Plans, our employees, including executive officers, become vested in their Plan benefits after five years of vesting service. The amount of benefits set forth in the “Voluntary Resignation or Involuntary Termination” column for the Qualified Plan and the Benefits Restoration Plan represent the amount of vested benefits the executive officer is entitled to in the event that he or she voluntarily resigns or is involuntarily terminated prior to his or her early retirement date.

(4)	Amounts shown for payments made pursuant to the Qualified Plan and Benefits Restoration Plan assume that the executive officer chose not to take early retirement upon their disability, if eligible.

(5)

Represents benefits that would have been payable under our 2006/2007 Involuntary Termination Plan for U.S. Non-Bargaining Employees (the “ITP Plan”) only upon an involuntary termination of the executive officer as the result of the job elimination of the executive officer as of December 31, 2007 not connected with a change in control. The ITP Plan terminated December 31, 2007. Employees are eligible to receive either basic severance pay or enhanced severance pay under the ITP Plan. To receive enhanced severance pay, employees must accept, sign and not revoke a general release and waiver in favor of us. Basic severance pay is equal to one week of the employee’s base pay immediately prior to termination day for each year of the employee’s continuous service (minimum of 6 weeks and maximum of 12 weeks). Enhanced severance pay is equal to (i) two weeks of the employee’s base pay immediately prior to the termination day, plus (ii) one week of base pay for each $10,000 increment of annual base pay (minimum of 12 weeks and maximum of 52 weeks). We have assumed that the executive officer receives enhanced severance pay under the ITP Plan, which requires the executive officer to sign a general release.

(6)	Includes amounts payable under continuity agreements as of December 31, 2007 for termination without cause by us within two years of a change in control and termination by the executive officer for good reason within two years of a change in control. The discussion under “Potential Payments Upon Termination or Changes in Control – Employment Agreements” describes the differences between the continuity agreements and the employment agreements.

(7)	This column is added to for comparison purposes to show the differences between the continuity agreements, formerly in place, and the employment agreements that were entered into on April 1, 2008. Assuming the employment agreements were in place as of December 31, 2007, the executive officers would have been entitled to benefits described under “Potential Payments Upon Termination or Changes in Control – Employment Agreements – Payments Made Upon Termination Without Cause Not in Connection With a Change in Control” if the executive officer was terminated without cause in a situation that did not involve a change in control.

(8)	This column is added to for comparison purposes to show the differences between the continuity agreements, formerly in place, and the employment agreements that were entered into on April 1, 2008. Assuming the employment agreements were in place as of December 31, 2007, the executive officers would have been entitled to the benefits described under “Potential Payments Upon Termination or Changes in Control – Employment Agreements – Payments Made Upon Termination in Connection With a Change in Control” if they were terminated without cause within three years of a change in control.

(9)	See discussion under “Potential Payments Upon Termination or Changes in Control – Employment Agreements” for a description of how Cash Compensation is calculated upon voluntary resignation or involuntary termination of an executive officer, including resignations or terminations resulting from a change in control.

(10)	For purposes of calculating the Pro-Rata Bonus payable, we have assumed the payout of the maximum amount of bonus potentially payable to each executive officer.

(11)	See discussion under “Potential Payments Upon Termination or Changes in Control – Long-Term Incentive Plan” for a description of the acceleration of vesting for awards granted under the LTIP upon termination of an executive officer. Values displayed for restricted stock represent the fair value of the unvested restricted stock as of December 31, 2007. Values displayed for stock options represent the intrinsic value of the unvested stock options as of December 31, 2007.

(12)	As of December 31, 2007, no stock options were “in-the-money” and therefore no values have been attributed to the acceleration of those stock options in the tables above.

(13)	See discussion under “Potential Payments Upon Termination or Changes in Control – Employment Agreements” for a description of the Medical/Vision/Dental/Life benefits and the Outplacement benefits available to the executive officers. The amounts included for the Medical/Vision/Dental/Life benefits category in the tables have been estimated based upon our current cost for those benefits. The amounts included in the Outplacement category are equal to 10% of the executive officer’s base salary.

(14)	Under the continuity agreements, each executive officer’s retirement income under the Benefits Restoration Plan is determined by crediting the executive officer with five (5) more years of service and five (5) additional years of age, if that executive officer is terminated other than for cause or that executive officer terminates his or her employment for good reason within two years of a change in control. Under the employment agreements, each executive officer’s retirement income under the Benefits Restoration Plan is determined by crediting the executive officer with two (2) more years of service and two (2) additional years of age, if that executive officer is terminated other than for cause or that executive officer terminates his or her employment for good reason within three years of a change in control.

Both Mr. Rowland’s and Mr. Addison’s employment with us terminated during 2007. Mr. Rowland’s employment was terminated without cause effective August 17, 2007 in connection with the elimination of his position. Mr. Addison’s employment was terminated effective November 29, 2007 in connection with his retirement. The amounts set forth in the table below reflect the actual amounts paid or payable to Messrs. Rowland and Addison, or the value realized upon the acceleration of the vesting of their stock option and restricted stock awards, as a result of the termination of their employment. Amounts paid to Mr. Rowland were paid pursuant to the terms of a settlement agreement we entered into with Mr. Rowland in connection with his termination.

Benefits and Payments	Marty J. Rowland ($)		Roger G. Addison ($)
Cash Compensation
Cash Severance	469,462		—
Pro-Rata Bonus	—		—
Unused Vacation Pay	51,606		44,938
Accrued Vacation Pay	—		30,991
Continued 401(k) Match	—		—
Full 280G Tax Gross-Up	—		—
Equity
Restricted Stock	—		184,886
Stock Options	—		—
Other Benefits
Medical/Vision/Dental/Life	7,434		—
Outplacement	15,000		—
Retirement Benefits
Qualified Plan	111,285	(1)	1,174,381	(2)
Benefits Restoration Plan	177,759	(1)	1,736,381	(2)
Savings Restoration Plan	10,331		6,425
Total:	842,877		3,177,809

(1)	Upon his termination, Mr. Rowland was entitled to receive the lump sum value of his benefits under our Qualified Plan, which was $111,285; however, Mr. Rowland did not elect to receive his benefits under the Qualified Plan in a lump sum payment and will instead receive those benefits pursuant to a payment election he makes when he reaches age 62. Upon his termination, Mr. Rowland was entitled to receive lump sum payments under our Benefits Restoration Plan of $315 on February 1, 2008 and $177,444 on March 1, 2008.
(2)	Mr. Addison elected to receive a lump sum payment in connection with his retirement under our Qualified Plan. Our Benefits Restoration Plan specified lump sum payments. He was entitled to receive a lump sum payment under our Qualified Plan of $1,174,381 on January 1, 2008 and lump sum payments under our Benefits Restoration Plan of $331,003 upon termination of employment and $1,405,185 six months after termination of employment.

DIRECTOR COMPENSATION FOR YEAR-ENDED DECEMBER 31, 2007

The following table sets forth the compensation that provided to our non-management directors during 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jerome Adams	90,500	29,299	1,194	120,993
Robert D. Agdern	83,300	29,299	844	113,443
David G. Birney	83,300	29,299	844	113,443
Peter D. Kinnear	95,500	29,299	1,194	125,993
Bradley C. Richardson	95,500	29,299	1,194	125,993

(1)	Market values are based on the closing price for our class A common stock on the NYSE on December 31, 2007, which was $8.90 per share.
(2)	Amounts in the “All Other Compensation” column reflect dividends paid to our directors on unvested restricted stock awards in 2007.

None of our non-employee directors have alternative compensation arrangements. We pay our non-employee directors the following amounts:

•	$50,000 annual fee;

•	$12,500 for serving as Audit Committee Chair;

•	$12,500 for serving as Corporate Governance and Nominating Committee Chair/Lead Director;

•	$7,500 for servings as the Chair for any other committee; and

•	$1,500 attendance fee per any board or committee meeting.

We do not compensate our Chief Executive Officer, Thomas W. Adams for his service on our board of directors.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by Security holders	1,420,609	$11.91	3,488,400
Equity compensation plans not approved by security holders	—	—	—
Total	1,420,609	$11.91	3,488,400

(1)	Excludes shares to be issued upon the exercise of outstanding options, warrants and rights.

Item No. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for 2008, with ratification sought from the stockholders.

Representatives of Ernst & Young LLP will be present at the annual meeting to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

At the annual meeting, the stockholders will vote on the ratification of the appointment of Ernst & Young LLP as its independent registered public accounting firm for 2008.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

If the appointment of Ernst & Young LLP for 2008 is not ratified by the stockholders, the Board will reconsider the matter. If Ernst & Young LLP ceases to act as our independent registered public accounting firm, or if the Board removes Ernst & Young LLP, the Audit Committee will appoint another independent registered public accounting firm.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee pre-approves all audit and non-audit services to be rendered to us by Ernst & Young LLP, as well as the fees associated with such services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The Audit Committee will pre-approve audit and non-audit services and establish a dollar limit on the amount of fees we will pay for each category of services. The Audit Committee will be informed from time to time of the non-audit services actually provided pursuant to the pre-approval process. During the year, the Audit Committee will periodically review the types of services and dollar amounts approved and adjust such amounts, as it deems appropriate. Unless a service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chair the authority to approve permitted services. Such approval must be reported to the entire Committee at the next scheduled meeting. The Audit Committee will also periodically review all non-audit services to ensure such services do not impair the independence of the Company’s independent registered public accounting firm.

The following table sets forth the aggregate fees and costs paid to Ernst & Young LLP during the last two fiscal years for professional services rendered to us:

	Years Ended December 31
	2007	2006
	(in millions)
Audit Fees (1)	$2.9	$3.8
Audit-Related Fees	—	—
Tax Fees (2)	1.3	0.6
All Other Fees (3)	0.4	—

Total	$4.6	$4.4

(1)	Includes fees billed by Ernst & Young LLP for the 2007 and 2006 annual audits (including the audits of the effectiveness of our internal control over financial reporting), the review of our quarterly financial statements for fiscal years 2007 and 2006, the review of registration statements, accounting consultations and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Includes fees billed by Ernst & Young LLP for tax services, including tax compliance, tax advice and tax planning for fiscal year 2007 and 2006. For 2006 these fees primarily relate to routine tax return preparation and compliance services worldwide in jurisdictions where the company has filing requirements and, to a lesser extent, general planning and tax advice related to specific matters in the company’s primary operating jurisdictions. For 2007, these fees include amounts paid for special projects related to our sale process for our German operations and changes to our organizational structure in Europe.
(3)	Includes fees billed by Ernst & Young LLP for services related to strategic projects in fiscal year 2007.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of five directors who satisfy the independence and other requirements for Audit Committee membership of Sections 303A.02, 303A.06 and 303A.07 of the NYSE corporate governance standards and Rule 10A-3 of the Exchange Act. Mr. Richardson meets the definition of an “audit committee financial expert” as set forth in Item 407(d)(5) of Regulation S-K. Each of the Audit Committee members is “financially literate.”

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management internal controls over financial reporting and the audited financial statements contained in the Annual Report. The review included a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles and to report on the company’s internal control over financial reporting. The Committee reviewed with Ernst & Young LLP, the Company’s independent auditors, Ernst & Young LLP’s judgment as to the quality of the Company’s accounting principles. The Audit Committee discussed with Ernst & Young LLP the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, applicable law, or listing standards, including matters required to be discussed by Statement on Auditing Standard No. 61, as amended. The Audit Committee also discussed with Ernst & Young LLP the independent auditors’ independence from management and the Company. The Audit Committee has received written disclosures and a letter from Ernst & Young LLP, as required by Independence Standards Board Standard No. 1 as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee considered whether the provision of non-audit services by the Company’s independent auditors is compatible with maintaining the auditors’ independence.

The Committee discussed with both the Company’s internal auditors and the independent auditors the overall scope and plans for their respective audits. The Committee met with both the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2007 for filing with the SEC. The Committee also appointed Ernst & Young LLP as the Company’s independent auditors for 2008, subject to stockholder ratification.

Submitted By:

Audit Committee

Bradley C. Richardson (Chair)	David G. Birney
Jerome Adams	Peter D. Kinnear
Robert D. Agdern

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted By:

Compensation Committee

Jerome Adams (Chair)

Robert D. Agdern

David G. Birney

Peter D. Kinnear

Bradley C. Richardson

OWNERSHIP OF STOCK OF THE COMPANY

Certain Beneficial Owners

To the best of the Company’s knowledge, no person beneficially owned more than 5% of any class of the Company’s outstanding voting securities at the close of business on March 20, 2008, except as set forth below.

Name or Group	Number of Shares Class A common stock Beneficially Owned		Percent of Class	Number of Shares Class B common stock Beneficially Owned		Percent of Class
Ardsley Advisory Partners 262 Harbor Drive Stamford, CT 06902	2,767,850	(1)	6.7%	0		N/A

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	0		N/A	1,754,714	(2)	7.7%

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	1,436,212(3)		7.7%	0		N/A

FMR LLC 82 Devonshire Street, Boston, MA 02109	3,512,412(4)		18.9%	0		N/A

Investment Counselors of Maryland, LLC 803 Cathedral Street Baltimore, MD 21201	0		N/A	1,456,200	(5)	6.4%

Michael A. Roth and Brian J. Stark 3600 South Lake Drive, St. Francis, WI 53235	1,645,231(6)		8.9%	0		N/A

Paulson & Co. Inc. 590 Madison Avenue New York, NY 10022	0		N/A	2,021,700	(7)	8.83%

Shapiro Capital Management LLC 3060 Peachtree Road Atlanta, GA 30305	1,806,100(8)		9.74%	0		N/A

RLR Capital Partners, LP 152 West 57th Street, 21st Floor New York, NY 10019	0		N/A	1,435,800	(9)	6.3%

(1)	Based on a Schedule 13G/A filed with the SEC on February 14, 2008. Ardsley Advisory Partners serves as investment manager of Ardsley Offshore Fund Ltd. and Ardsley Partners Renewable Energy Offshore Fund, Ltd. and certain managed accounts and as the investment adviser of Ardsley Partners Fund II, L.P., Ardsley Institutional Fund, L.P., and shares power to vote and direct the disposition of shares held by those funds and accounts, and therefore, may be deemed to be the beneficial owner of the 2,767,850 shares of our Class A common stock that are held in the aggregate by those funds and accounts. Ardsley Partners I serves as the general partner of Ardsley Partners Fund II, L.P. and Ardsley Institutional Fund, L.P. and shares the power to vote and direct the disposition of shares held by those funds and, therefore, may be deemed to be the beneficial owner of the 1,756,300 shares of our Class A common stock that are held in the aggregate by those funds. Phillip J. Hemplemen is the managing partner of Ardsley Advisory Partners and Ardsley Partners I and in that capacity directs their operation and therefore may be deemed to be the beneficial owner of the 2,767,850 shares of our Class A common stock that are deemed to be beneficially owned by those entities.

(2)

Based on a Schedule 13G filed with the SEC on February 5, 2008. The total includes shares beneficially owned by Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors

Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG. This group of Barclays’ entities is reported as having sole power to vote or direct the vote with respect to 1,211,877 shares of our Class B common stock and the sole power to dispose or direct the disposition of 1,754,714 shares of our Class B common stock.

(3)	Based on a Schedule 13G/A filed with the SEC on February 6, 2008. Dimensional Fund Advisors, LP is an investment advisor and an investment manager to certain funds. In its role as investment advisor or manager, Dimensional Fund Advisors, LP possesses sole investment and voting control with respect to 1,436,212 shares of our Class A common stock.

(4)	Based on a Schedule 13G/A filed with the SEC on February 14, 2008. Fidelity Management & Research Company is a wholly owned subsidiary of FMR LLC and is the beneficial owner of the shares of our Class A common stock that are held by various investment companies for which it serves as investment advisor. Pyramis Global Advisors Trust Company is an indirect wholly owned subsidiary of FMR LLC and a bank and is the beneficial owner of the shares of our Class A common stock that are held by institutional accounts owning shares of our Class A common stock for which it serves as investment manager. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management & Research Company and Pyramis Global Advisors Trust Company each has the sole power to dispose of the shares of our Class A common stock held by the investment companies and/or institutional accounts advised or managed by those entities. The total number of shares reported as beneficially owned by FMR LLC includes 3,100 shares of our Class A common stock beneficially owned by Fidelity International Limited. Partnerships controlled predominately by members of the family of Edward C. Johnson 3d, or trust for their benefit own voting stock of Fidelity International Limited giving them the right to cast 47% of the total votes that may be cast by all owners of voting stock of Fidelity International Limited. FMR LLC and Fidelity International Limited do not believe they are required to attribute to each other the beneficial ownership of shares that are beneficially owned by the other; however, FMR LLC included shares beneficially owned by Fidelity International Limited on voluntary basis as if such beneficial ownership was attributed to FMR LLC. FMR LLC has indicated to us that it did not acquire beneficial ownership of the shares of our class A common stock with the purpose or effect of changing or influencing control of us, or in connection with or as a participant in any transaction having that purpose or effect and has indicated to us that it is reducing its ownership in us.

(5)	Based on Schedule 13G filed with the SEC on February 4, 2008. Investment Counselors of Maryland, LLC is an investment adviser. Pursuant to its investment advisory agreements with its clients, Investment Counselors of Maryland, LLC possesses sole voting power with respect to 1,186,600 shares of our Class A common stock, shared voting power with respect to 269,600 shares of our Class A common stock and sole dispositive power with respect to 1,456,200 shares of our Class A common stock.

(6)	Based on Schedule 13G filed with the SEC on February 14, 2008. Michael A. Roth and Brian J. Stark beneficially own an aggregate of 1,645,231 shares of our Class A Common Stock. The foregoing amount of Common Stock and percentage ownership represent the combined indirect holdings of Michael A. Roth and Brian J. Stark. All of the foregoing represents an aggregate of 1,645,231 shares of our Common Stock held directly by Stark Master Fund Ltd. (“Stark Master”). Michael A. Roth and Brian J. Stark direct the management of Stark Offshore Management LLC (“Stark Offshore”), which acts as the investment manager and has sole power to direct the management of Stark Master. As the Managing Members of Stark Offshore, Michael A. Roth and Brian J. Stark possess voting and dispositive power over all of the foregoing shares. Therefore, Michael A. Roth and Brian J. Stark may be deemed to be the beneficial owners of, but disclaim such beneficial ownership of, the foregoing shares.

(7)	Based on a Schedule 13G/A filed with the SEC on February 14, 2008. Paulson & Co. Inc. is an investment adviser and manager of certain investment funds. In its role as investment advisor or manager, Paulson & Co. Inc. possesses sole voting and investment power with respect to 2,021,700 shares of our Class B common stock.

(8)

Based on a Schedule 13G filed with the SEC on March 7, 2008. Shapiro Capital Management LLC is an investment adviser. Pursuant to its investment advisory agreements with its clients, Shapiro Capital Management LLC possesses sole voting power with respect to 1,609,700 shares of our Class A common stock, shared voting power with respect to 196,400 shares of our Class A common stock and sole dispositive power with respect to 1806,100 shares of our Class A common stock.

(9)	Based on a Schedule 13D/A filed with the SEC on January 3, 2008. RLR Capital Partners, LP serves as the investment manager of RLR Master Focus Fund, which holds the shares of Class B common stock reported as beneficially owned by RLR Capital Partners, LP. RLR Capital Partners GP, LLC is the sole general partner of RLR Capital Partners, LP. Mr. Robert L. Rosen is the managing member of RLR Capital Partners GP, LLC. RLR Capital Partners, LP, RLR Capital Partners GP, LLC and Mr. Rosen share power to vote and direct the disposition of all shares held by RLR Master Focus Fund and may, therefore, be deemed to beneficially own those shares.

Directors and Management

The following table sets forth the number of shares of Class A and Class B common stock beneficially owned as of March 20, 2008, by each director and nominee, each of the named executive officers and all of our directors and executive officers as a group, and the percentage represented by such shares of the total Class A common stock and Class B common stock outstanding on that date. The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days after March 20, 2008. For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days are included for that person or group, but not for the stock ownership of any other person or group.

Name or Group	Number of Shares Class A Common Stock Beneficially Owned		Percent of Class	Number of Shares Class B Common Stock Beneficially Owned		Percent of Class
Thomas W. Adams	414,716	(1)	*	9,489		*
Jerome Adams	12,566		*	0		*
Roger G. Addison(2)	57,125	(3)	*	886		*
Robert D. Agdern	10,816		*	0		*
David G. Birney	17,316		*	0		*
Robert Y. Brown III	76,930	(4)	*	410		*
Kelly A. Green	64,847	(5)	*	460		*
Peter D. Kinnear	12,566		*	0		*
Mary Mikkelson	106,498	(6)	*	10,254		*
Bradley C. Richardson	12,566		*	0		*
Marty J. Rowland(7)	3,424		*	391		*
Gregory E. Thomas	69,299	(8)	*	716		*
All directors and executive officers as a group, including those named above (17 persons)	992,556	(9)(10)	*	38,224	(9)	*

*	The percentage of shares beneficially owned by such director, nominee or named executive officer does not exceed 1%.

(1)	Includes currently exercisable options to purchase 167,319 shares of our Class A common stock.

(2)	Mr. Addison retired effective November 29, 2007 and, because we have no way to definitively ascertain his current holdings, his holdings are reported as of that date.

(3)	Includes currently exercisable options to purchase 33,352 shares of our Class A common stock.

(4)	Includes currently exercisable options to purchase 38,140 shares of our Class A common stock.

(5)	Includes currently exercisable options to purchase 30,105 shares of our Class A common stock.

(6)	Includes currently exercisable options to purchase 48,861 shares of our Class A common stock.

(7)

Mr. Rowland’s employment with us terminated effective August 17, 2007 in connection with our elimination of the position of Chief Operating Officer as part of our efforts to reduce selling, general and administrative costs and, because we have no way to definitively ascertain his current holdings, his holdings are reported as of that date.

(8)	Includes currently exercisable options to purchase 34,176 shares of our Class A common stock.

(9)	The total holdings for all of our directors and executive officers as a group does not include the holdings of Mr. Addison or Mr. Rowland, who are no longer executive officers but were required to be listed individually in the table because they qualify as one of our “named executive officers” under SEC rules.

(10)	Includes currently exercisable options to purchase 406,838 shares of our Class A common stock.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

In order for a stockholder proposal to be eligible for inclusion in the Proxy Statement and form of proxy relating to the 2009 annual meeting of stockholders, the proposal must (1) be received at our principal executive offices, One Leadership Square, Suite 300, 211 N. Robinson, Oklahoma City, Oklahoma 73102, Attn: Corporate Secretary, on or before December 5, 2008, which is 120 days prior to the anniversary of the mailing date of this Proxy Statement, and (2) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and our Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act.

If a stockholder wishes to present a proposal at our annual meeting in the year 2009, and the proposal is not intended to be included in our Proxy Statement relating to that meeting, the stockholder must give advance notice to us prior to the deadline for such meeting determined in accordance with the Bylaws (the “Bylaw Deadline”), which is the same deadline for stockholder nominations to the Board as described in the “Stockholder Nominations” section on page 7 of this Proxy Statement. If a stockholder gives notice of such a proposal after the Bylaw Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the year 2009 annual meeting is February 18, 2009 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our year 2009 annual meeting. Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our next annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at next year’s annual meeting, and we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

For additional information regarding stockholder nominees to the Board, see page 7 under the caption “Stockholder Nominations.” Proposals and nominations that are not received by the dates specified will be considered untimely.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and stockholders owning more than 10% are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the information furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2007, all applicable Section 16(a) filing requirements were complied with by our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, except that Thomas W. Adams, Robert Y. Brown III, Patrick S. Corbett, Robert C. Gibney, Kelly A. Green and Mark S. Meadors each filed a Form 5 in 2008 reporting one transaction each that should have been reported on a Form 4 during 2007.

INFORMATION ABOUT EXECUTIVE OFFICERS

Information concerning our executive officers is set forth below. Information concerning Thomas W. Adams is set forth under the caption “Director Information.”

Name	Age	Position with the Company and Business Experience During Past Five Years
Mary Mikkelson	46

Senior Vice President and Chief Financial Officer since 2005; Vice President and Controller of Tronox LLC from 2004 to 2005; Assistant Corporate Controller of Kerr-McGee Shared Services Company LLC from February 2004 to December 2004. Independent consultant from 2003 to 2004. Foodbrands America, Inc. for six years prior, rising to position of Vice President and Controller. Experience includes more than nine years at an international public accounting firm.

Robert Y. Brown III	48

Vice President, Strategic Planning and Business Services since August 2007; Vice President, Strategic Planning and Development from 2005 to August 2007; Vice President, Chemical Business Management of Tronox LLC from 2004 to 2005; Vice President, Kerr-McGee Planning and Development from 2003 to 2004; Vice President, Chemical Business Management from 2001 to 2003.

Patrick S. Corbett	55

Vice President, Safety and Environmental Affairs since 2005; Director, Special Environmental Strategy and Technology for Tronox LLC from 2003 to 2005; Director, Environmental Affairs, Remediation and Planning from 2001 to 2003.

Michael J. Foster	41

Vice President, General Counsel and Secretary since January 2008; Managing Counsel from 2006 to January 2008; Staff Attorney from 2005 to 2006; Staff Attorney for Kerr-McGee Shared Services LLC from 2003 to 2005. Corporate Counsel for CMS Field Services from 2001 to 2003. Counsel for Enogex, Inc. from 1998 to 2001. Experience also includes more than five years practicing law in the public and private sectors.

Robert C. Gibney	45

Vice President of Corporate Affairs since March 2008; Vice President, Investor Relations and External Affairs from 2005 to March 2008; Vice President and General Manager, Paper and Specialties for Tronox LLC from January 2005 to November 2005. Chief Marketing Officer for Kerr-McGee’s joint venture, Avestor LLC, from 2002 to 2005. Vice President, Global Pigment Marketing of Tronox LLC from 1999 to 2002.

Name	Age	Position with the Company and Business Experience During Past Five Years
Kelly A. Green	45

Vice President, Quality and Continuous Improvement since January 2008; Vice President, Product and Quality Management from August 2007 to January 2008; Vice President, Market Management from 2005 to August 2007; Vice President and General Manager, Plastics for Tronox LLC from January 2005 to November 2005; Vice President, Product and Market Management from 2004 to 2005; Vice President, Product Management from 2003 to 2004; Vice President, Technical Sales and Service from 2002 to 2003; Director, Pigment Technical Sales and Service for the America’s region from 1997 to 2002. Joined the company in 1989.

David J. Klvac	37

Vice President and Controller since January 2007; Assistant Corporate Controller of Smithfield Foods, Inc., from 2005 to January 2007; Director of Financial Reporting from 2004 to 2005. Manager of External Financial Reporting for MidAmerican Energy Holdings Company from 2002 to 2004.

John D. Romano	43

Vice President, Sales and Marketing since January 2008; Vice President, Sales from 2005 to January 2008; Vice President, Global Pigment Sales for Tronox LLC from January 2005 to November 2005; Vice President, Global Pigment Marketing from 2002 to 2005; Regional Marketing Manager from 1998 to 2002. Joined the company in 1988.

Gregory E. Thomas	53

Vice President, Supply Chain and Strategic Sourcing since 2005; Vice President and General Manager, Coatings for Tronox LLC from January 2005 to November 2005; Vice President, Global Pigment Sales and Marketing from 1999 to 2005.

Stephen T. Wachnowsky	55	Vice President of Global Pigment Operations since 2006; Plant Manager of Savannah, Ga., facility from 2004 to 2006. Manufacturing Director for Celanese Ltd. from 2000 to 2004.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Kelly A. Green is our Vice President, Quality and Continuous Improvement. Steve Nelson, a member of Ms. Green’s immediate family, was employed in our Safety and Environmental Affairs group until August 2007. Mr. Nelson’s gross wages in 2007 was approximately $231,094, which includes $125,100 we paid as severance in connection with Mr. Nelson’s termination.

OTHER MATTERS

We do not know of any matters to be presented at the meeting other than those set out in the notice preceding this Proxy Statement. If any other matters should properly come before the meeting, it is intended that the persons named as proxies on page 2 under the caption “Voting of Proxies” will vote that proxy on such other matters at their discretion.

HOUSEHOLDING AND COMBINING ACCOUNTS

We may deliver only one Proxy Statement and Annual Report to an address shared by multiple stockholders unless we receive contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the Proxy Statement and Annual Report have been sent who would like an additional copy of this Proxy Statement and Annual Report or future copies of Proxy Statements and Annual Reports may make a written or oral request to: Computershare, 114 West 11th St., Suite 150, Kansas City, Missouri 64105, (800) 884-4225.

Similarly, any stockholders sharing an address and currently receiving multiple copies of Proxy Statements and Annual Reports may request that only a single copy of a Proxy Statement and Annual Report be delivered to them in the future. In addition, any stockholder with multiple accounts (receiving multiple proxy cards) who wishes to consolidate the stockholder’s shares into a single account can do so by contacting Computershare at the address and telephone number above.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Foster Vice President, General Counsel and Secretary

April 4, 2008

TRONOX
INCORPORATED

ONE LEADERSHIP SQUARE
211 N. ROBINSON AVE., SUITE 300
OKLAHOMA CITY, OK 73102

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Tronox Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tronox Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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NAME	
TRONOX INC - RESTRICTED	123,456,789,012.12345
TRONOX INC - RESTRICTED	123,456,789,012.12345
TRONOX INC - RESTRICTED	123,456,789,012.12345
TRONOX INC - RESTRICTED	123,456,789,012.12345
TRONOX INC - RESTRICTED	123,456,789,012.12345
TRONOX INC - RESTRICTED	123,456,789,012.12345
TRONOX INC - RESTRICTED	123,456,789,012.12345
TRONOX INC - RESTRICTED	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

TRONO1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TRONOX INCORPORATED

Vote On Directors

	For	Against	Abstain
1. To elect as a Director of Tronox Incorporated the nominees listed below.			
1a) David G. Birney	☐	☐	☐
1b) Bradley C. Richardson	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

0000000000 06

Signature [PLEASE SIGN WITHIN BOX] Date

P61451

Signature (Joint Owners) Date

123,456,789,012
897051207
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